UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

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AMERICA’S CAR-MART, INC.

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AMERICA’S CAR-MART, INC.

1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

Notice of Annual Meeting of Stockholders

To be held August 26, 2020

To the holders of common stock of America’s Car-Mart, Inc.:

Notice is hereby given that the annual meeting of stockholders of America’s Car-Mart, Inc., a Texas corporation, will be held at the Company’s principal executive office, 1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756, on Wednesday, August 26, 2020 at 10:00 a.m., local time, for the following purposes:

(1)	To elect six directors to serve until the next annual meeting of stockholders and until their successors have been elected and qualified;

(2)	To consider and approve an advisory resolution regarding the Company’s compensation of its named executive officers;

(3)	To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2021;

(4)	To approve an amendment to the Company’s Amended and Restated Stock Option Plan, increasing the number of shares authorized for issuance under the plan by 200,000;

(5)	To conduct such other business as may properly come before the meeting or any adjournments or postponements thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Only stockholders of record as of the close of business on July 8, 2020 will be entitled to notice of and to vote at the annual meeting of stockholders or any adjournment or postponement thereof.

Very truly yours,

/s/ Jeffrey A. Williams

Jeffrey A. Williams
President and Chief Executive Officer

July 15, 2020

Your vote is important. Whether or not you plan to attend the meeting in person, you are urged to vote as promptly as possible by the Internet. If you request a printed copy of the proxy materials, you may complete and mail the proxy you will receive in response to your request or you may vote by the Internet. If you attend the meeting and wish to change your vote, you may do so by voting in person at the meeting.

AMERICA’S CAR-MART, INC.

1805 North 2nd Street, Suite 401

Rogers, Arkansas 72756

ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD

AUGUST 26, 2020

PROXY STATEMENT

Unless the context indicates otherwise, all references in this proxy statement to "we," "us," "our" and "the Company" refer to America’s Car-Mart, Inc. and its subsidiaries.

INFORMATION ABOUT THE ANNUAL MEETING

This proxy statement, which is first being mailed to stockholders on or about July 15, 2020, is furnished in connection with the solicitation of proxies by and on behalf of our board of directors for use at the annual meeting of stockholders to be held at the Company’s principal executive office, 1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756, on Wednesday, August 26, 2020 at 10:00 a.m., local time, and at any or all adjournments or postponements thereof. To receive directions to the annual meeting, please call (479) 464-9944. The address of our principal executive offices is 1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756, and our telephone number is (479) 464-9944.

Stockholders of record as of the record date, July 8, 2020, can vote on the Internet, by mail or by attending the annual meeting and voting by ballot as described below. On or about July 15, 2020, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders advising them that they can access this proxy statement, the 2020 Annual Report and voting instructions over the Internet at www.proxyvote.com. You may then access these materials and vote your shares over the Internet. Please keep the notice for your reference through the meeting date.

Alternatively, you may request that a printed copy of the proxy materials be mailed to you for this meeting. If you want to receive a paper copy of the proxy materials, you may request one by calling toll-free at 1-800-579-1639, or by sending an email to sendmaterial@proxyvote.com with the control number in the subject line and in the body of the message include your full name, address, and request. There is no charge to you for requesting a copy. Please make your request for a copy on or before August 12, 2020, to facilitate timely delivery. If you request a paper copy of the proxy materials, you may vote by mail by completing and returning the proxy card you will receive in response to your request or you may vote by the Internet.

We encourage you to vote your shares through our Internet voting option. You can vote on the Internet by following the instructions in the notice that was mailed to you. Easy-to-follow prompts allow you to vote your shares and confirm that your instructions have been properly recorded. The Internet voting procedures are designed to authenticate stockholders by use of a control number and to allow you to confirm that your instructions have been properly recorded. Internet and phone voting facilities for stockholders of record will be available 24 hours a day and will close at 8:30 a.m. Central time on August 26, 2020 for shares held directly and at 11:59 p.m. Eastern time on August 23, 2020 for shares held in a plan. If you vote on the Internet, you do not need to return your proxy card.

Please note: If you are a beneficial owner of shares held in the name of a bank, broker or other holder, please refer to the Notice of Internet Availability of Proxy Materials that was mailed to you by your bank, broker or other holder of record to see which voting options are available to you and for instructions on how to vote your shares and how to request a printed copy of the proxy materials.

If you request a paper copy of the proxy materials and choose to vote by mail, please complete, sign, date and promptly return the accompanying proxy card in the enclosed addressed envelope that will be provided to you in response to your request, even if you plan to attend the annual meeting. Postage need not be affixed to the envelope if mailed within the United States. The immediate return of your proxy card will be of great assistance in preparing for the annual meeting and is, therefore, urgently requested. If you attend the annual meeting and vote in person, your proxy card will not be used.

If you plan to attend the Annual Meeting, we would appreciate it if you would notify our Investor Relations Manager by telephone at (479) 464-9944 or by e-mail at zachary.jennings@car-mart.com. This will assist us with meeting preparations. You also can obtain directions to the meeting by calling this number. Please bring the Notice of Internet Availability of Proxy Materials with you for admission to the meeting.

Any person giving a proxy pursuant to this proxy statement may revoke it at any time before it is exercised at the annual meeting of stockholders by notifying, in writing, our Secretary at the address above prior to the annual meeting date. In addition, if the person executing the proxy is present at the annual meeting, he or she may, but need not, revoke the proxy by notice of such revocation to our Secretary at the annual meeting, and vote his or her shares in person. Proxies in the form provided, if duly signed or authenticated electronically and received in time for voting, and not so revoked, will be voted at the annual meeting in accordance with the instructions specified thereon. Where no choice is specified, proxies will be voted “FOR” the election of the nominees for director named in the proxy statement; “FOR” the resolution approving the Company’s compensation of its named executive officers; “FOR” the ratification of the selection of Grant Thornton LLP as our independent registered public accounting firm; “FOR” the approval of an amendment to the Company’s Amended and Restated Stock Option Plan, increasing the number of shares authorized for issuance under the plan by 200,000; and, on any other matters presented for a vote, in accordance with the judgment of the persons acting under the proxies.

Only stockholders of record at the close of business on the record date, July 8, 2020, will be entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. Each share of our common stock issued and outstanding on such record date is entitled to one vote. As of July 8, 2020, we had 6,824,322 shares of common stock outstanding.

The presence at the annual meeting of the holders of a majority of the shares of our common stock issued and outstanding and entitled to vote as of the record date is necessary to constitute a quorum. Stockholders will be counted as present at the annual meeting if they are present in person at the annual meeting or if they have properly submitted a proxy card. In accordance with the bylaws of the Company, each director shall be elected by a majority of the votes cast with respect to that director at the annual meeting. However, if the number of nominees is greater than the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the annual meeting. The proposals regarding the advisory vote to approve the Company’s executive compensation, the ratification of Grant Thornton LLP as our independent registered public accounting firm, and the approval of the amendment to the Company’s Amended and Restated Stock Option Plan, increasing the number of shares authorized for issuance under the plan by 200,000, require the affirmative vote of the holders of a majority of the shares entitled to vote on, and that vote for or against or expressly abstain with respect to, the proposals.

Any abstaining votes and broker “non-votes” will be counted as present and entitled to vote, and therefore will be included for purposes of determining whether a quorum is present at the annual meeting. For the election of directors, abstentions and broker “non-votes” will not be deemed to be “votes cast.” For each other proposal, abstentions will be treated as “votes cast,” but broker “non-votes” will not be deemed to be “votes cast.” As a result, broker “non-votes” will not be included in the tabulation of the voting results on the election of directors and the other proposals presented in this proxy statement, and therefore will not have any effect on such votes. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner. Abstentions will not be included in the tabulation of the voting results on the election of directors, and therefore will not have any effect on such vote, but will have the same effect as a vote against the proposals regarding the advisory vote on executive compensation, the ratification of Grant Thornton LLP as our independent registered public accounting firm, and the approval of the amendment to the Company’s Amended and Restated Stock Option Plan, increasing the number of shares authorized for issuance under the plan by 200,000.

The Dodd-Frank Wall Street Reform and Consumer Protection Act, referred to in this proxy statement as the Dodd-Frank Act, directed national securities exchanges to prohibit broker discretionary voting of uninstructed shares held in “street name” (through a broker or nominee) for the election of directors, executive compensation and certain other matters. Under current stock exchange rules, broker discretionary voting is not permitted for the election of directors and executive compensation matters, including proposals to approve the implementation of, or material revisions to, any equity compensation plan. Therefore, if you hold shares through a broker or other nominee and you do not give your broker or nominee specific instructions, including regarding the election of directors, the advisory vote on our executive compensation, and the approval of the amendment to the Company’s Amended and Restated Stock Option Plan, increasing the number of shares authorized for issuance under the plan by 200,000, your shares may not be voted on those matters and will not be counted in determining the number of shares necessary for approval.

We will bear the entire cost of the proxy solicitation, including preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional materials furnished to stockholders. Individual stockholders of record will receive copies of the proxy solicitation materials even if they share the same mailing address. Copies of proxy solicitation materials will be furnished to brokerage houses, fiduciaries and custodians holding shares in their names that are beneficially owned by others to forward to such beneficial owners. In addition, we may reimburse such persons for their cost of forwarding the solicitation materials to such beneficial owners. Solicitation of proxies by mail may be supplemented by one or more of telephone, e-mail, facsimile or personal solicitation by our directors, officers or regular employees. No additional compensation will be paid for such services. We have not engaged, and do not plan to engage, the services of a professional proxy solicitation firm to aid in the solicitation of proxies from certain brokers, bank nominees and other institutional owners. Our costs for such services, if any, will not be material.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information as of July 8, 2020 with respect to ownership of our outstanding common stock by (i) all persons known to us to beneficially own more than five percent of our outstanding common stock, (ii) each of our directors and nominees for director, (iii) each of our named executive officers, and (iv) all directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially owned(1)		Percent of Shares Outstanding
BlackRock, Inc.	1,018,375	(2)	15.0%
Dimensional Fund Advisors LP	505,985	(3)	7.4%
Daniel J. Englander	254,478	(4)	3.7%
William H. Henderson	151,580	(5)	2.2%
Joshua G. Welch	140,761	(6)	2.1%
Jeffrey A. Williams	121,129	(7)	1.8%
Jim von Gremp	32,277	(8)	*
Leonard L. Walthall	19,132	(9)	*
Ray C. Dillon	17,500	(10)	*
Vickie D. Judy	15,744	(11)	*
Ann G. Bordelon	11,325	(12)	*
All directors and executive officers as a group (9 persons)	763,926	(13)	11.2%

_________________________________

*	Less than 1% of outstanding shares.

(1)	"Beneficial ownership" includes shares for which an individual, directly or indirectly, has or shares voting or investment power, or both, and also includes options that are exercisable within 60 days of July 8, 2020. Unless otherwise indicated, all of the listed persons have sole voting and investment power over the shares listed opposite their names. Beneficial ownership as reported in the above table has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended, referred to in this proxy statement as the Exchange Act. Pursuant to the rules of the Securities and Exchange Commission, referred to in this proxy statement as the SEC, certain shares of our common stock that a beneficial owner has the right to acquire within 60 days pursuant to the exercise of stock options are deemed to be outstanding for the purpose of computing the percentage ownership of such owner, but are not deemed outstanding for the purpose of computing the percentage ownership of any other person. Applicable percentages are based on 6,824,322 shares of the Company’s common stock outstanding on July 8, 2020, adjusted as required by rules promulgated by the SEC.

(2)

Based on a Schedule 13G/A filed with the SEC on March 9, 2020 by Blackrock, Inc. with an address of 55 East 52nd Street, New York, NY 10055. The reporting person reported beneficial ownership of 1,018,375 shares for which it has sole voting power over 1,000,106 shares and sole dispositive power over 1,018,375 shares. The reporting person reported no shared voting or dispositive power with respect to the reported shares. We make no representation as to the accuracy or completeness of the information reported.

(3)

Based on a Schedule 13G/A filed with the SEC on February 12, 2020 by Dimensional Fund Advisors LP with an address of Building One 6300 Bee Cave Road Austin, TX 78746. The reporting person reported beneficial ownership of 505,985 shares for which it has sole voting power over 481,530 shares and sole dispositive power over 505,985 shares. The reporting person reported no shared voting or dispositive power with respect to the reported shares. We make no representation as to the accuracy or completeness of the information reported.

(4)

Includes 182,965 shares held by Ursula Capital Partners of which Mr. Englander is the sole general partner and 48,750 shares which Mr. Englander has the right to acquire within 60 days of July 8, 2020 upon exercise of outstanding stock options. Mr. Englander disclaims beneficial ownership of the shares held by Ursula Capital Partners except to the extent of his pecuniary interest therein.

(5)

Includes 30,000 shares which Mr. Henderson has the right to acquire within 60 days of July 8, 2020 upon exercise of outstanding stock options, 1,874 shares held in the Company’s Employee Stock Purchase Plan and 750 shares held as custodian for his children.

(6)

Includes 125,761 shares held by Vicuna Capital I, LP of which Mr. Welch is the managing member and 15,000 shares which Mr. Welch has the right to acquire within 60 days of July 8, 2020 upon exercise of outstanding stock options. Mr. Welch disclaims beneficial ownership of the shares held by Vicuna Capital I, LP except to the extent of his pecuniary interest therein.

(7)

Includes 30,000 shares which Mr. Williams has the right to acquire within 60 days of July 8, 2020 upon exercise of outstanding stock options, 2,014 shares held in the Company’s Employee Stock Purchase Plan, 5,015 shares held in the Company’s 401(k) Plan and 10,000 shares pledged as security.

(8)

Includes 10,000 shares which Mr. von Gremp has the right to acquire within 60 days of July 8, 2020 upon exercise of outstanding stock options and 22,277 shares held in a family trust, of which Mr. von Gremp and his wife are co-trustees. Mr. von Gremp and his wife share voting and investment power over the shares held by the trust.

(9)	Includes 10,000 unvested shares of restricted stock, 7,500 shares which Mr. Walthall has the right to acquire within 60 days of July 8, 2020 upon exercise of outstanding stock options and 1 share held in the Company’s Employee Stock Purchase Plan.

(10)	Includes 15,000 shares which Mr. Dillon has the right to acquire within 60 days of July 8, 2020 upon exercise of outstanding stock options.

(11)

Includes 10,500 unvested shares of restricted stock, 3,750 shares which Ms. Judy has the right to acquire within 60 days of July 8, 2020 upon exercise of outstanding stock options and 631 shares held in the Company’s Employee Stock Purchase Plan.

(12)	Includes 10,000 shares which Ms. Bordelon has the right to acquire within 60 days of July 8, 2020 upon exercise of outstanding stock options.

(13)	Includes 145,000 shares which all current executive officers and directors in the aggregate have the right to acquire within 60 days of July 8, 2020 upon exercise of outstanding options.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Pursuant to our bylaws, our board of directors has set the number of directors for the ensuing year at seven, six of whom are proposed to be elected at the annual meeting of stockholders. Jim von Gremp has announced that he will retire from our board of directors effective as of the 2020 Annual Meeting, when his current term expires. As of the date of this proxy statement, the board of directors has not selected an additional nominee to fill this position. Because the board of directors has named only six nominees in this proxy statement, proxies cannot be voted for greater than six director candidates at the 2020 Annual Meeting.

In the event any nominee is unable or declines to serve as a director at the time of the annual meeting, the persons named as proxies therein will have discretionary authority to vote the proxies for the election of such person or persons as may be nominated in substitution by the present board of directors, upon the recommendation of the nominating committee of the board of directors. Management knows of no current circumstances that would render any nominee named herein unable to accept nomination for election.

In accordance with the bylaws of the Company, each director shall be elected by a majority of the votes cast with respect to that director at the annual meeting. However, if the number of nominees is greater than the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at the annual meeting.

Members of our board of directors are elected annually to serve until the next annual meeting and until their successors are elected and qualified. The following persons have been nominated for election to our board of directors:

Ann G. Bordelon, age 53, has served as a director since January 2019. She currently serves as chairman of the compensation committee and a member of the audit, compliance and nominating committees of our board of directors. Ms. Bordelon assumed the role of Vice Chancellor for Finance and Administration at the University of Arkansas, effective July 1, 2020. Until October 2019, Ms. Bordelon was the CFO of Mitchell Communications, a leading integrated public relations agency. Ms. Bordelon served from October 2015 to March 2017 as Chief Financial and Administrative Officer of NOWDiagnostics, Inc., an early stage company developing rapid medical diagnostic testing devices. Ms. Bordelon retired from Walmart in 2015 after serving the company for nearly 13 years as CFO of Walmart's Sam's Club division, CFO of Walmart's Asia Region, and as Chief Audit Executive, among other financial roles. Ms. Bordelon, a Certified Public Accountant, holds a Bachelor of Science degree in Business Administration from the University of Arkansas. Ms. Bordelon also serves on the board of PHD Group Holdings, LLC where she is a member of the audit committee. Ms. Bordelon’s qualifications to serve on the board include her public and private company board, executive and financial experience.

Ray C. Dillon, age 64, has served as a director since August 2017 and Chairman of the Board since August 2018. He currently serves as a member of the audit, compensation, compliance and nominating committees of our board of directors. Mr. Dillon was the President, Chief Executive Officer and a director of Deltic Timber Corporation (NYSE: DEL) from July 2003 until his retirement in October 2016. Mr. Dillon has over 40 years of experience in the paper and forest products industry. Prior to joining Deltic Timber, Mr. Dillon served in various executive positions with Gaylord Container Corporation from 1994 through mid-2003, including Executive Vice President from 2000 through mid-2003, Vice President Primary Products from 1997 through 2000, and Vice President Mill Operations from 1994 through 1997. Mr. Dillon’s other public company board experience includes U.S. Concrete, Inc. (NASDAQ: USCR) from 2009 to 2010. Mr. Dillon has also been a director of Stone Bank in Little Rock, Arkansas since December 2017, and served as a director and chairman of the board of the Little Rock Branch of the Federal Reserve Bank of St. Louis for seven years. Mr. Dillon graduated from Mississippi State University where he received a B.S. in Chemical Engineering. He also holds a Master of Business Administration degree from the University of Chicago. Mr. Dillon’s public and private company board and executive experience and operational and strategic expertise qualifies him to serve on the Company’s board.

Daniel J. Englander, age 51, has served as a director since February 2007. He currently serves as chairman of the audit committee and a member of the compensation, compliance and nominating committees of our board of directors. Mr. Englander is the founder and currently the Managing Partner of Ursula Capital Partners, an investment management partnership founded in 2004. From January 2005 to June 2006, Mr. Englander was a partner of Prescott Securities, an investment fund, and from October 1994 to January 2005, he was employed by Allen & Company, an investment merchant bank, most recently as Managing Director. Mr. Englander is also currently on the boards of directors of Copart, Inc. (NASDAQ: CPRT) and CKX Lands, Inc. (NASDAQ: CKX). Mr. Englander’s qualifications to serve on the board include his financial and investment experience. He also brings operational and strategic expertise, as well as business development expertise, to the board.

William H. Henderson, age 57, has served as a director since September 2002. Mr. Henderson also served as our Chief Executive Officer from October 2007 to December 2017, and as our President from May 2002 to March 2016. From 1999 until May 2002, Mr. Henderson served as Chief Operating Officer of our wholly owned operating subsidiary. From 1992 until 1998, Mr. Henderson served as General Manager of our wholly owned operating subsidiary. From 1987 until 1992, Mr. Henderson primarily held positions of District Manager and Regional Manager of our wholly owned operating subsidiary. Mr. Henderson’s qualifications to serve on the board include his more than 30 years of experience with our company and his in-depth knowledge of our company and its operations. In addition, Mr. Henderson provides significant industry experience and expertise to the board.

Joshua G. Welch, age 55, has served as a director since January 2018. He currently serves as chairman of the compliance committee and a member of the audit, compensation and nominating committees of our board of directors. Mr. Welch is the founder and currently the Managing Partner of Vicuna Capital I, LP, an investment management partnership founded in 1998. From June 1990 to June 1998, Mr. Welch was a securities analyst with the Tisch Family Interests, where he served on the board of Equimark Corp, then a publicly traded national bank. Mr. Welch is a graduate of Williams College and Columbia Business School and has served on numerous charitable boards. Mr. Welch’s qualifications to serve on the board include his financial and analytical skills.

Jeffrey A. Williams, age 57, has served as Chief Executive Officer of the Company since January 2018, President of the Company since March 2016, and as a director since August 2011. Before becoming Chief Executive Officer, Mr. Williams served as Chief Financial Officer of the Company since 2005. He also served as Vice President Finance from 2005 to March 2016 and as Secretary of the Company from 2005 to May 2018. Mr. Williams is a Certified Public Accountant, inactive, and prior to joining the Company, his experience included approximately seven years in public accounting with Arthur Andersen & Co. and Coopers and Lybrand LLC in Tulsa, Oklahoma and Dallas, Texas. His experience also includes approximately five years as Chief Financial Officer and Vice President of Operations of Wynco, LLC, a nationwide distributor of animal health products. Mr. Williams has also served on the board of directors of Mercy Health Northwest Arkansas Communities since July 2019. Mr. Williams' qualifications to serve on the board include his financial and operational experience and his significant knowledge of the Company and our industry.

The board of directors recommends a vote "FOR" each of the six nominees to our board of directors.

PROPOSAL NO. 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Act and Section 14A of the Exchange Act, the Company’s stockholders are entitled to vote to approve, on an advisory (non-binding) basis, the compensation of the Company’s named executive officers as disclosed in this proxy statement in accordance with SEC rules.

At the 2019 Annual Meeting, the stockholders approved (87.3% of votes cast), on an advisory basis, the compensation of the Company’s named executive officers. The Compensation Committee believes this level of stockholder support reflects a strong endorsement of the Company’s compensation policies and decisions. The Compensation Committee has considered the results of this advisory vote on executive compensation in determining the Company’s compensation policies and decisions for 2020 and has determined that these policies and decisions are appropriate and in the best interests of the Company and its stockholders at this time. At the 2017 Annual Meeting, the stockholders also recommended, in an advisory vote, to hold future say-on-pay votes on an annual basis. As such, the board of directors has determined to hold this advisory vote on the compensation of named executive officers each year. The next advisory vote to determine the frequency with which stockholders will consider to approve an advisory vote on the Company’s compensation of its named executive officers will be in 2023.

Accordingly, the board of directors is seeking the advisory vote of stockholders on the compensation of the Company’s Chief Executive Officer, Chief Financial Officer and Chief Operating Officer (collectively, our “named executive officers”) as disclosed in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives the Company’s stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of the named executive officers.

The Company’s named executive officers made and effectively managed the execution of key business and strategic decisions that helped the Company achieve record operating results while positioning the Company with continued investments to take advantage of market opportunities. Although the last two months of fiscal 2020 were impacted by the global outbreak of COVID-19, the Company increased revenues by 11.3% to $745 million, and added only $4.8 million in debt, net of cash, while growing net receivables by $50.7 million and repurchasing $16.0 million of the Company’s common stock. Return on average assets and return on equity for fiscal 2020 were 8.8% and 18.2%, respectively. Additionally, the Company has achieved a cumulative total stockholder return of 77% during the three years ended April 30, 2020, which includes the impact of the pandemic during the last two months of fiscal 2020.

As discussed in our “Compensation Discussion and Analysis” below, we have designed our executive compensation program to attract and retain the highest quality executive officers, directly link pay to performance, reward current performance and drive future performance to align long term interests with stockholders, and build value for our stockholders. The program provides total compensation opportunities at levels that are competitive in our industry, ties a significant portion of each executive’s compensation to his or her individual performance and contribution to achieving our business objectives, and closely aligns the interests of our executives with the interests of our stockholders. Accordingly, the board of directors encourages you to review carefully the Compensation Discussion and Analysis and the tabular and other disclosures on compensation under Executive Compensation, and asks you to cast a vote to approve the compensation of our named executive officers through the following resolution:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2020 Annual Meeting pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the compensation tables and related narrative discussion.”

The say-on-pay vote is advisory and therefore not binding on the Company, the compensation committee or the board of directors. The board and compensation committee value the opinions of our stockholders. To the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, we will consider our stockholders’ concerns and the compensation committee will evaluate whether any actions are necessary to address those concerns.

The board of directors recommends a vote "FOR" the approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement.

PROPOSAL NO. 3

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee has appointed Grant Thornton LLP as our Company’s independent registered public accounting firm to audit the consolidated financial statements of our Company for the fiscal year ending April 30, 2021. Grant Thornton LLP served as our independent registered public accounting firm for the fiscal year ended April 30, 2020.

A representative of Grant Thornton LLP is expected to be present at the annual meeting of stockholders, will have an opportunity to make a statement and will be available to respond to appropriate questions that stockholders may have.

Principal Accountant Fees and Services

The aggregate fees billed by Grant Thornton LLP through July 8, 2020 for professional services rendered for the fiscal years ended April 30, 2020 and 2019, respectively, were as follows:

	2020	2019
Audit fees	$302,442	$337,475
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-
Total fees	$302,442	$337,475

The audit fees for the years ended April 30, 2020 and 2019 were for the audits of our annual financial statements included in our annual report on Form 10-K, the audit of the effectiveness of our internal control over financial reporting, the review of the financial statements included in our quarterly reports on Form 10-Q and consents for and review of other documents filed with the SEC.

Policy on Audit Committee Pre-Approval of Services of Independent Auditors

Our audit committee has established policies and procedures regarding pre-approval of all services provided by our independent auditor. Our audit committee will annually review and pre-approve the services that may be provided by our independent auditor without obtaining specific pre-approval from the audit committee. Unless a type of service has received general pre-approval, it requires specific pre-approval by our audit committee if it is to be provided by our independent auditor. During the fiscal year ended April 30, 2020, our audit committee pre-approved all audit and permitted non-audit services that were provided to us by our independent auditors.

Ratification of the Independent Registered Public Accounting Firm

Although stockholder ratification is not required by our bylaws or otherwise, the appointment of Grant Thornton LLP as our Company’s independent registered public accounting firm to audit the consolidated financial statements for the fiscal year ending April 30, 2021 is being submitted to our stockholders for ratification because we believe it is a matter of good corporate governance. In the event our stockholders do not ratify the appointment of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2021, the adverse vote will be considered as a recommendation to the audit committee to select other auditors for the following fiscal year. However, due to the difficulty in making any substitution of auditors after the beginning of the fiscal year, it is contemplated that the appointment of Grant Thornton LLP for the fiscal year ending April 30, 2021 will be permitted to stand unless the audit committee finds other good reason for making a change. The audit committee may terminate Grant Thornton LLP’s engagement as our company’s independent registered public accounting firm without the approval of our stockholders if it deems termination appropriate and in our best interest and the best interests of our stockholders.

The board of directors recommends a vote "FOR" the ratification of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending April 30, 2021.

PROPOSAL NO. 4

APPROVAL OF AMENDMENT TO AMENDED AND RESTATED STOCK OPTION PLAN

On July 6, 2020, the board of directors adopted, subject to stockholder approval, an amendment to the Amended and Restated Stock Option Plan, referred to in this proxy statement as the Restated Option Plan, to increase to 2,200,000 the number of shares of our common stock that may be issued under the Restated Option Plan. The amendment to the Restated Option Plan will become effective upon stockholder approval.

The following summary of certain features of the Restated Option Plan, as proposed to be amended by the stockholders, is qualified in its entirety by reference to the full text of the Restated Option Plan, which is attached to this proxy statement as Appendix A and incorporated herein by reference.

The affirmative vote of the holders of a majority of the shares entitled to vote on, and that vote for or against or expressly abstain with respect to, this proposal at the annual meeting, if a quorum is present, shall be the act of the stockholders.

Nature and Purpose of the Restated Option Plan

The Restated Option Plan permits us to grant incentive options to selected employees and non-qualified options to selected employees, directors and independent contractors. The purpose of the Restated Option Plan is to encourage and enable selected employees, directors, and independent contractors to acquire or increase their holdings of our common stock in order to promote a closer identification of their interests with those of the company and our stockholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the company.

Shares of Stock Subject to the Restated Option Plan

The America’s Car-Mart, Inc. 2007 Stock Option Plan, referred to in this proxy statement as the 2007 Option Plan, originally set aside 1,000,000 shares of our common stock for option grants to employees, directors and certain independent contractors, consultants and advisors. In October 2010, our stockholders approved an amendment to the 2007 Option Plan to increase the number of shares available under the 2007 Option Plan by 500,000 shares to 1,500,000 shares. In August 2015, our stockholders approved the Restated Option Plan, which amended and restated the 2007 Option Plan. The Restated Option Plan extended the plan for a new ten-year term, increased the number of shares available for stock option grants by 300,000 shares to 1,800,000 shares, and made certain other changes to the 2007 Option Plan. In August 2018, our stockholders approved an amendment to the Restated Option Plan to increase the number of shares available under the Restated Option Plan by 200,000 shares to 2,000,000 shares. As of July 8, 2020, 45,000 options to purchase shares of common stock remained available for grant under the Restated Option Plan. Pursuant to Section 12 of the Restated Option Plan, our board of directors recommends that the number of shares that may be issued upon the exercise of options issued under the Restated Option Plan be increased from 2,000,000 to 2,200,000.

If any shares covered by a stock option are not purchased or are forfeited, or if an award is settled in cash or otherwise terminates without delivery of any common stock, then the number of shares of common stock counted against the aggregate number of shares available under the Restated Option Plan with respect to the award will, to the extent of any such forfeiture or termination, again be available for making awards. If, however, the option price, a withholding obligation or any other payment is satisfied by tendering shares or by withholding shares, or shares are purchased by the Company on the open market with the proceeds from a stock option exercise, those shares will not again be available for issuance under the Restated Option Plan.

If there is any change in the shares of our common stock because of a merger, consolidation or reorganization, or if the board of directors declares a stock dividend or stock split distributable in shares of common stock, or if there is a change in our capital stock structure affecting our common stock, the number of shares of common stock reserved for issuance under the Restated Option Plan will be correspondingly adjusted to prevent dilution or enlargement of options granted under the Restated Option Plan.

Option Provisions

Options for shares of common stock granted under the Restated Option Plan are issued at a price not less than the fair market value of the stock on the date of grant (or, in the case of an owner of more than 10% of the total combined voting power of all classes of our stock receiving an incentive option, 110% of such fair market value). The closing market price of our common stock as reported on the NASDAQ Stock Market, referred to in this proxy statement as NASDAQ, on July 8, 2020 was $88.19. The term of an option granted under the Restated Option Plan is determined by the compensation committee. The term of incentive options may not be more than ten years (five years for a 10% owner). Options are subject to vesting restrictions as our compensation committee deems advisable and/or as required by applicable law or Federal or state securities laws. Unless otherwise provided in an award agreement, the exercise price of options granted under the Restated Option Plan may be paid (1) by cash, (2) by delivery of written notice of exercise and irrevocable instructions to a broker to promptly deliver the amount of sale or loan proceeds to pay the exercise price, (3) at the sole discretion of our compensation committee, by delivery of other shares of common stock of the Company that have been held by the participant for more than six months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) or by a “net exercise” arrangement in which the number of shares issued upon exercise of the option is reduced by a number of shares with a fair market value that does not exceed the aggregate option price, or (4) by a combination of the foregoing methods.

Administration

The Restated Option Plan is administered by our compensation committee, and will continue to be so as long as the membership on such committee meets the requirements necessary for awards under the Restated Option Plan to satisfy exemption from the short-swing profit provisions under Rule 16b-3 of the Exchange Act and, to the extent available for existing awards, the performance-based exemption to the limitations of Section 162(m) of the Code. See “Federal Income Tax Consequences – Limitation on Deduction of Certain Compensation” below for a discussion of Section 162(m) of the Code. We believe that our compensation committee currently satisfies these requirements. If at any future time the compensation committee fails to meet these requirements, our board of directors will serve in its place. Subject to the provisions of the Restated Option Plan, our compensation committee has plenary authority in its discretion to select the individuals to whom options are awarded, the number of options to be included in each award, the time or times at which options are awarded and the terms, conditions, restrictions and limitations of awards, including vesting restrictions. Our compensation committee has the discretionary authority to interpret the Restated Option Plan and to establish, amend and rescind rules and regulations relating to it.

Term

The effective date of the Restated Option Plan is June 10, 2015 and it will expire on June 10, 2025.

Eligibility

An award of options may be made only to those persons selected by our compensation committee from among our employees, directors and independent contractors and the employees, directors and independent contractors of any of our parents, predecessors and subsidiaries. As of April 30, 2020, approximately 1,750 persons were eligible to receive options pursuant to the Restated Option Plan. In addition, an incentive option may only be granted to our employees or employees of one of our parents, predecessors or subsidiaries who do not own, immediately before the option grant, stock representing more than 10% of the total combined voting power of all classes of our stock; provided, however, that a 10% owner-employee may be granted an incentive option if the option price is at least 110% of the fair market value of the common stock and the option period does not exceed five years.

In making awards of options to participants, our compensation committee takes into account the duties of the respective participants, their present and potential contribution to our success and the success of our parents, predecessors and subsidiaries, and such other factors as our compensation committee deems relevant in connection with accomplishing the purposes of the Restated Option Plan.

Limitation of Awards

Stock options granted to any plan participant in any one fiscal year may not exceed 250,000 shares of common stock authorized for issuance under the Restated Option Plan. Stock options granted in any one fiscal year to any plan participant who is a non-employee director of the Company or any of its parents, predecessors and subsidiaries may not exceed 25,000 shares of common stock authorized for issuance under the Restated Option Plan.

Repricing

The Restated Option Plan prohibits the repricing of stock options awarded under the Restated Option Plan, unless such action is approved by the Company’s stockholders if required by the applicable rules of NASDAQ.

Transferability

Unless otherwise permitted by the compensation committee or provided for in a written agreement evidencing an award, stock options granted under the Restated Option Plan are not transferable other than by will or by the laws of intestate succession. A plan participant may designate a beneficiary to exercise the options in the event of the participant’s death.

Termination of Service

An option may not be exercised after the termination date of such option as set forth in the stock option agreement. In the event a participant in the Restated Option Plan terminates continuous service with the Company, a stock option may not be exercised except to the extent provided in the stock option agreement. In the event of a participant’s death, disability or termination without cause, unless an option agreement provides otherwise, the compensation committee may generally accelerate the exercisability or vesting of an option and the option may be exercised for a certain time period following the participant’s termination of service. The option will terminate to the extent not exercised on the last day of the period specified in the option agreement or the plan, or the last day of the original term of the option, whichever comes first.

Change in Control

In the event of a change in control (as defined in the Restated Option Plan), the Company or the surviving entity or successor to the Company may elect to cancel the outstanding stock options. If such stock options are cancelled pursuant to the previous sentence, then each unvested stock option will vest automatically immediately before the stock options are cancelled, and each participant holding outstanding options will be entitled to receive a cash payment or distribution equal to the excess of the fair market value (as of the date of the change in control) of each share of common stock exercisable under such options over the exercise price for such share, multiplied by the number of shares covered by the stock options. However, if the exercise price exceeds the fair market value of the common stock as of the date of the change in control, such stock option will be cancelled and forfeited and the participant will not receive any payment or distribution for such option. If, in connection with a change in control (as defined in the Restated Option Plan), a plan participant’s employment is terminated by the Company or the surviving entity or by such participant voluntarily with good reason (as defined in the Restated Option Plan) within the period beginning six months before and ending two years after the change in control, all stock options held by the affected participant will become fully vested and immediately exercisable on the later of the date of the change in control or the date of termination of the participant’s employment in connection with a change in control.

New Plan Benefits

Although all of our executive and non-executive officers, employees and directors will be eligible for awards under the Restated Option Plan if selected by our compensation committee in its discretion, it is not possible, at this time, to predict the benefits and amounts that will actually be received by any individual participants or groups of participants in the future. The Restated Option Plan does not mandate set benefits or amounts, and no awards have been granted under the Restated Option Plan that are contingent upon approval of this Proposal Four.

Existing Plan Benefits

The following table sets forth the number of shares of our common stock subject to all stock options granted under the Restated Option Plan through July 8, 2020 to each of our named executive officers whose compensation is set forth in the Summary Compensation Table on page 31 of this proxy statement, each person nominated for election as a director, and the other indicated persons and groups. These share numbers do not take in to account the effect of options that have been exercised (or were cancelled or that expired unexercised).

Name and Position	Number of Option Shares Granted
Jeffrey A. Williams President, Chief Executive Officer and Director	442,000
Vickie D. Judy Chief Financial Officer	68,750
Leonard L. Walthall Chief Operating Officer	90,500
Ann G. Bordelon Director	10,000
Ray C. Dillon Director	15,000
Daniel J. Englander Director	60,000
William H. Henderson Former Chief Executive Officer and Director	455,000
Joshua G. Welch Director	15,000
All current executive officers as a group (3 persons)	601,250
All current directors (other than executive officers) as a group (6 persons)	580,000
All other employees, including current officers who are not executive officers, as a group	721,500

Amendment and Termination of the Restated Option Plan

Our board of directors may at any time amend or terminate the Restated Option Plan and any award granted pursuant to the Restated Option Plan, in whole or in part; provided, however, that to the extent required by applicable law, rule or regulation, any such amendment or termination will be subject to the approval of our stockholders; and provided further, however, that such amendment or termination will not adversely affect any outstanding awards unless the affected participant’s written consent is obtained.

Federal Income Tax Consequences

The following discussion of the Federal income tax consequences of the issuance, vesting, payment, sale and forfeiture of options granted under the Restated Option Plan is based on an analysis of the Code, existing laws, judicial decisions and administrative rulings and regulations, all of which are subject to change. In addition to being subject to the Federal income tax consequences described below, a participant may also be subject to state and local tax consequences in the jurisdiction in which he or she works and/or resides.

Non-Qualified Options. The grant of a non-qualified option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares of common stock acquired over the exercise price for those shares, and the Company will be entitled to a corresponding deduction. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.

The exercise of a non-qualified option through the delivery of previously acquired shares will generally be treated as a non-taxable, like-kind exchange as to the number of shares surrendered and the identical number of shares received under the option. That number of shares will take the same basis and, for capital gains purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange that are in excess of the number of shares given up will be includible as ordinary income to the participant at the time of the exercise. The excess shares will have a new holding period for capital gain purposes and a basis equal to the fair market value of such shares of common stock determined at the time of exercise.

Incentive Stock Options. The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided that the participant was, without a break in service, an employee of the Company or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise or ending one year prior to the date of exercise if the participant is disabled, as that term is defined in the Code.

The excess of the fair market value of the shares of common stock at the time of the exercise of an incentive stock option over the exercise price is an adjustment item that may be included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares of common stock acquired pursuant to the incentive stock option exercise (other than a disposition that occurs in the same year in which the option is exercised), the participant will have a basis in those shares equal to the exercise price increased by the amount that the participant’s alternative minimum taxable income was increased due to the earlier exercise of the incentive stock option.

If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the date of exercise of the incentive stock option, then, upon disposition of such shares of common stock received upon exercise of the incentive stock option, any amount realized in excess of the exercise price will be taxed to the participant as capital gain, and the Company will not be entitled to any deduction. A capital loss will be recognized to the extent that the amount realized on disposition is less than the exercise price.

If the foregoing holding period requirements are not met, the participant will generally realize ordinary income, and a corresponding deduction will be allowed to the Company, at the time of the disposition of the shares, in an amount equal to the lesser of (i) the excess of the fair market value of the shares of common stock on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price. If the amount realized exceeds the fair market value of the shares on the date of exercise, then the difference between the amount realized and the fair market value of the shares on the date of exercise will be treated as a capital gain. If the amount realized is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

The exercise of an incentive stock option through the exchange of previously acquired shares of common stock will generally be treated in the same manner as such an exchange would be treated in connection with the exercise of a non-qualified option; that is, as a non-taxable, like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same basis (increased, if applicable, by any amount included in gross income as compensation) and, for capital gain purposes, the same holding period as the shares that are given up. However, such holding period will not be credited for purposes of the minimum incentive stock option holding period required for the new shares to receive incentive stock option treatment (i.e., two years from the grant date or one year from the date of exercise). Shares received in excess of the number of shares given up will have a new holding period and will have a basis of zero or, if any cash was paid as part of the exercise price, the excess shares received will have a basis equal to the amount of the cash paid. In the event of a disqualifying disposition, which is a disposition before the end of the applicable holding period, with respect to any of the shares received upon exercise of the incentive stock option, the shares with the lowest basis are deemed to be disposed of first.

If the exercise price of an incentive stock option is paid with shares of common stock acquired through a prior exercise of an incentive stock option, ordinary income will be realized on the shares given up if those shares have not been held for the minimum incentive stock option holding period, which holding period is two years from the date of grant and one year from the date of exercise, but the exchange will not affect the tax treatment, as described in the immediately preceding paragraph, of the shares received.

In general, an option granted under the Restated Option Plan that is designated as an incentive stock option would be taxed as described above. However, in some circumstances an option that is designated as an incentive stock option will be treated as a non-qualified stock option and the holder taxed accordingly. For example, a change in the terms of an option that gives the employee additional benefits may be treated as the grant of a new option. Unless all the criteria for treatment as an incentive stock option are met on the date the “new option” is considered granted (such as the requirement that the option be granted only to an employee), the option will be treated and taxed as a non-qualified stock option.

Withholding. In connection with the grant, exercise or disposition of stock options, we will withhold all applicable amounts as required by the appropriate taxing authorities. There is no required federal withholding with respect to the grant, exercise or disposition of incentive stock options, but there will be withholding following the exercise or disposition of non-qualified stock options.

Limitation on Deduction of Certain Compensation. A publicly held corporation may not deduct compensation over $1.0 million that is paid in any year to one of its executive officers who is a “covered employee” under Section 162(m) of the Code, which includes the corporation’s chief executive officer, chief financial officer and the three next highest compensated executive officers. Stock options granted before November 2, 2017 which constitute “qualified performance-based compensation” under the Code and are not modified in any material respect on or after such date may be exempted from this $1.0 million deduction limitation. As noted above, the compensation committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation, and maintains the flexibility to grant awards pursuant to the Restated Option Plan that are non-deductible if they believe it is in the best interest of our Company and our shareholders.

Section 409A. Options granted pursuant to the Restated Option Plan are generally not intended to constitute “deferred compensation” subject to Section 409A of the Code. If an award does constitute “deferred compensation,” it is intended to comply with Section 409A of the Code. A violation of Section 409A of the Code may subject a participant to immediate taxation of an award plus a 20% excise tax and interest.

Change In Control. Any acceleration of the vesting or payment of options under the Restated Option Plan in the event of a change in control in the Company may cause part or all of the consideration involved to be treated as an "excess parachute payment" under the Code, which may subject the participant to a 20% excise tax and preclude deduction by the Company.

Tax Advice. The preceding discussion is based on U.S. tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the Federal income tax aspects of the Restated Option Plan. A participant may also be subject to state and local taxes, or taxes in other jurisdictions, in connection with the grant of awards under the Restated Option Plan. The Company suggests that participants consult with their individual tax advisors to determine the applicability of the tax rules to the awards granted to them in their personal circumstances.

General. The Restated Option Plan is not qualified under Section 401(a) of the Code and is not subject to the provisions of the Employee Retirement Income Security Act of 1974.

The board of directors recommends a vote "FOR" the approval of the amendment to the Company’s Amended and Restated Stock Option Plan, increasing the number of shares authorized for issuance under the plan by 200,000.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding options and shares reserved for future issuance under the Restated Incentive Plan and the Restated Option Plan as of April 30, 2020:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding shares reflected in column (a))
Plan Category	(a)	(b)	(c)
Equity compensation plans approved by the stockholders:
Amended and Restated Stock Incentive Plan	-	-	94,199
Amended and Restated Stock Option Plan	667,750	$68.55	75,000
2006 Employee Stock Purchase Plan	-	-	139,763
Total All Plans	667,750	$68.55	308,962
Equity compensation plans not approved by the stockholders	-	-	-

CORPORATE GOVERNANCE AND BOARD MATTERS

Meetings of the Board of Directors

During our last fiscal year, our board of directors held seven meetings. Each incumbent director attended at least 75% of the aggregate number of meetings held by the board of directors and by the committees of the board of directors on which such director served.

It is the policy of our board of directors that all directors should attend the annual meeting of stockholders unless unavoidably prevented from doing so by unforeseen circumstances. All seven board members that were serving as of the 2019 annual meeting of stockholders attended the meeting.

Board Independence

Our board of directors currently consists of seven members. Our board of directors has determined that Ann G. Bordelon, Ray C. Dillon, Daniel J. Englander, Jim von Gremp, and Joshua G. Welch are “independent” as defined by the listing standards of NASDAQ. Our independent directors meet separately at least twice each year.

Board Leadership Structure

Currently, Mr. Williams serves as President and Chief Executive Officer and Mr. Dillon serves as the Chairman of the board. The board of directors believes that allowing Mr. Williams to focus on the management of our business and our day-to-day operations rather than also serving as chairman of the board is in the best interest of the Company. However, the board of directors does not have a policy that prohibits the Chief Executive Officer from serving as the chairman of the board because it desires the flexibility to determine in the future that one person should hold both positions if such leadership structure would be in our best interests and the best interests of our stockholders.

The Board’s Role in Risk Oversight

The audit committee reviews and discusses with management our processes and policies with respect to risk assessment and risk management. In addition, our risk oversight process involves the board receiving information from management on a variety of matters, including operations, legal, regulatory, finance, reputation and strategy, as well as information regarding any material risks associated with each matter. The full board (or the appropriate board committee, if the board committee is responsible for the oversight of the matter) receives this information through updates from the appropriate members of management to enable it to understand and monitor the Company’s risk management practices. When a board committee receives an update, the chairperson of the relevant board committee reports on the discussion to the full board during the next board meeting. This enables the board and the board committees to coordinate the risk oversight role.

Stockholder Communications with the Board of Directors

Our board of directors has implemented a process for stockholders to send communications to our board of directors. Any stockholder desiring to communicate with our board of directors, or with specific individual directors, may do so by writing to our Secretary at 1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756. Our Secretary has been instructed by our board of directors to promptly forward all such communications to our board of directors or such individual directors.

Committees of the Board of Directors

Our board of directors presently has four standing committees: audit committee, compensation and stock option committee (referred to in this proxy statement as the compensation committee), compliance committee and nominating committee. Each of these committees is described in the following paragraphs.

Audit Committee

Our audit committee assists our board of directors in overseeing our accounting and financial reporting process and audits for our financial statements. It is directly responsible for the appointment, compensation, retention and oversight of the work of our independent registered public accounting firm. Our audit committee reviews the auditing accountant’s audit of our financial statements and its report thereon, management’s report on our system of internal controls over financial reporting, various other accounting and auditing matters and the independence of the auditing accountants. The committee reviews and pre-approves all audit and non-audit services performed by our auditing accountants, or other accounting firms, other than as may be allowed by applicable law. Our audit committee has established procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting and auditing matters. Our audit committee meets with management to review any issues related to matters within the scope of the audit committee’s duties. The committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com.

Our audit committee presently consists of Ann G. Bordelon, Ray C. Dillon, Daniel J. Englander, Chairman, Jim von Gremp, and Joshua G. Welch, each of whom is “independent,” as such term is defined by the NASDAQ listing standards and Rule 10A-3 of the Exchange Act. In addition, the board has determined that each audit committee member is able to read and understand fundamental financial statements and, other than strictly in his capacity as a member of our board of directors or a committee of our board of directors, has not participated in preparing our financial statements in any of the past three years. Our board of directors has determined that Daniel J. Englander is an “audit committee financial expert,” as defined by the rules of the SEC. Our audit committee held five meetings during the last fiscal year. See “Audit Committee Report” for additional information regarding our audit committee.

Compensation Committee

Our compensation committee presently consists of Ann G. Bordelon, Chairman, Ray C. Dillon, Daniel J. Englander, Jim von Gremp and Joshua G. Welch, each of whom the board of directors has determined to be “independent” as defined by the NASDAQ listing standards. In addition, all compensation committee members are “outside directors” within the meaning of Section 162(m) of the Code, and also “non-employee directors” within the meaning of Rule 16b-3 under the Exchange Act. Our compensation committee assists our board of directors with respect to our compensation programs and compensation of our executive officers and is authorized to administer our equity and non-equity incentive plans. Our compensation committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com. Our compensation committee held three meetings during the last fiscal year. See “Executive Compensation – Compensation Discussion and Analysis – Role of Compensation Committee” for additional information.

Compliance Committee

Our compliance committee presently consists of Ann G. Bordelon, Ray C. Dillon, Daniel J. Englander, Jim von Gremp and Joshua G. Welch, Chairman, each of whom the board of directors has determined to be “independent” as defined by the NASDAQ listing standards. Our compliance committee assists our board of directors with respect to our compliance and ethics programs, policies and procedures. Our compliance committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com. Our compliance committee held four meetings during the last fiscal year.

Nominating Committee

Our nominating committee presently consists of Ann G. Bordelon, Ray C. Dillon, Daniel J. Englander, Jim von Gremp, Chairman, and Joshua G. Welch. Our nominating committee operates pursuant to a written charter adopted by our board of directors, which may be found on our website at www.car-mart.com. Nominees for election to our board of directors are considered and recommended by our nominating committee. Our full board of directors considers the recommendations of the nominating committee and recommends the nominees to our stockholders. Our nominating committee’s process for identifying potential nominees includes soliciting recommendations from our directors and officers and considering nominations from our stockholders. Absent special circumstances, our nominating committee will continue to nominate qualified incumbent directors whom the nominating committee believes will continue to make important contributions to our board of directors. While there are no minimum qualifications for nomination, our nominating committee generally requires that nominees be persons of sound ethical character, be able to represent all stockholders fairly, have no material conflicts of interest, have demonstrated professional achievement, have meaningful experience and have a general appreciation of the major issues facing us. In addition, the board of directors believes that it, as a whole, should possess a combination of skills, professional experience and diversity of backgrounds necessary to oversee our business. In seeking a diversity of background, the nominating committee seeks a variety of occupational and personal backgrounds in order to obtain a range of viewpoints and perspectives. Accordingly, the nominating committee considers the qualifications of directors and director candidates individually and in the broader context of the board’s overall composition and our current and future needs. In evaluating nominees, and considering incumbent directors for nomination, the nominating committee has considered all of the criteria described above and believes that all of the six director nominees listed above are highly qualified and have the skills and experience required for service on our board of directors. The biographies above contain specific information regarding the experiences, qualifications and skills of each of our director nominees. Our nominating committee held one meeting during the last fiscal year.

Stockholder Nominations

Our nominating committee will consider persons recommended by our stockholders in selecting nominees for election. Our nominating committee does not have a formal policy with regard to the consideration of any director candidates recommended by stockholders because it believes that it can adequately evaluate any such nominee on a case-by-case basis. However, our nominating committee would consider for possible nomination qualified nominees recommended by stockholders. Stockholders who wish to propose a qualified nominee for consideration should submit complete information as to the identity and qualifications of that person to our Secretary at 1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756. See “Stockholder Proposals” for information regarding the procedures that must be followed by stockholders in order to submit stockholder proposals, including proposals to nominate director candidates.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended April 30, 2020, Ann G. Bordelon, Ray C. Dillon, Daniel J. Englander, Jim von Gremp and Joshua G. Welch served on the compensation committee. None of the members of our compensation committee is or has been one of our officers or employees or has had any related party relationship that is required to be disclosed in this proxy statement. In addition, none of our executive officers served on the board of directors or compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee.

Code of Ethics

We have adopted a code of business conduct and ethics that applies to all employees, including executive officers and directors. A copy of our code was filed as Exhibit 14.1 to our current report on Form 8-K filed on July 22, 2016. In the event that we make any amendments to, or grant any waiver from, a provision of the code that requires disclosure under applicable SEC or NASDAQ rules, we will disclose such amendment or waiver and the reasons for such amendment or waiver as required.

Derivative Trading and Hedging

The Company has a policy that prohibits all directors, officers and employees who have material non-public information relating to the Company from engaging in any hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving Company securities that allow the individual to lock in some or all of the value of his or her stock holdings. The policy also prohibits short sales of the Company’s securities and trading in puts, calls or other derivative securities. The Company believes these types of transactions are contrary to the interests of its stockholders and to the long-term performance of the Company.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our outstanding common stock to file with the SEC reports of changes in ownership of our common stock held by such persons. Based solely on a review of the reports filed electronically with the SEC and written representations from the reporting persons that no other reports were required, we believe that during the fiscal year ended April 30, 2020, our executive officers, directors and greater than 10% stockholders complied on a timely basis with all Section 16(a) filing requirements applicable to them, except that one of our directors, Jim von Gremp inadvertently failed to timely file a Form 4 to report four open market purchases.

Director Compensation Table

The following table provides certain information concerning compensation for each director during the fiscal year ended April 30, 2020. Mr. Williams, who is a member of our board of directors, has been omitted from this table since his compensation is included in the Summary Compensation Table on page 31 of this proxy statement. Mr. Williams received no compensation for serving on our board of directors during fiscal year 2020.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards [1,2] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Ann G. Bordelon	$40,000	-	$194,800	-	-	-	$234,800
Ray C. Dillon	$50,000	-	$194,800	-	-	-	$244,800
Daniel J. Englander	$50,000	-	$194,800	-	-	-	$244,800
William H. Henderson [3]	$40,000	-	-	-	-	$33,276	$73,276
Jim von Gremp	$40,000	-	$194,800	-	-	-	$234,800
Joshua G. Welch	$40,000	-	$194,800	-	-	-	$234,800

___________________

1 In accordance with SEC rules, the amount shown reflects the grant date fair value of stock options granted during the fiscal year ended April 30, 2020 calculated pursuant to Financial Accounting Standards Board Codification (ASC) 718, Compensation – Stock Compensation. Refer to “Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note K: Stock-Based Compensation Plans” included in our Annual Report on Form 10-K filed on June 24, 2020 for the relevant assumptions used to determine the valuation of our option awards.

2 The following are the aggregate number of option awards outstanding held by each of the directors as of April 30, 2020: Ms. Bordelon – 5,000; Mr. Dillon – 10,000; Mr. Englander – 43,750; Mr. Henderson – 30,000; Mr. von Gremp – 5,000; and Mr. Welch – 10,000.

3 Mr. Henderson retired from his position of Chief Executive Officer on December 31, 2017 and began serving as a consultant to senior management of the Company effective January 1, 2018, through December 31, 2019. He continues to serve on the Company’s board of directors. In accordance with his retirement agreement, Mr. Henderson was paid $16,000 as a consultant, in addition to the $40,000 a year earned as a director. Mr. Henderson’s all other compensation also included $17,276 for premiums paid under our executive health insurance plan, pursuant to his retirement agreement. Also in accordance with his retirement agreement, Mr. Henderson is not eligible for the annual director stock option grant until fiscal 2021.

Discussion of Director Compensation

Currently, each of our non-employee directors receives a $40,000 annual retainer and the chairman of the board receives an additional $10,000 annual retainer. The chairman of our audit committee also receives an additional $10,000 annual retainer. Directors who are also our employees do not receive separate compensation for their services as a director. On the first business day of May in each year, each of our non-employee directors also receives an option under our stock option plan to purchase 5,000 shares of common stock. These options are issued at an exercise price equal to the fair market value of our common stock on the date of grant. These options are vested upon grant and are exercisable for a period of up to ten years from the date of grant or, in the event that a director ceases to be one of our directors for any reason, one year following the date on which such director ceased to be a director, if earlier.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

Our compensation philosophy is to align the interests of our executive officers with those of our stockholders and induce our executive officers to remain in our employ. We believe that this is best accomplished by the following:

•	paying executives a base salary commensurate with their backgrounds, industry knowledge, special skill sets and responsibilities;

•	offering short-term incentive cash bonuses conditioned on our consolidated financial results; and

•	making periodic grants of restricted stock and/or stock options.

Our overall goal is to ensure that our executive compensation program and policies are consistent with our strategic business objectives and that we provide incentives for the attainment of those objectives. We strive to accomplish this goal in the context of a compensation program that includes annual base salary, annual cash incentives and stock ownership.

Named Executive Officers

Our “named executive officers” for fiscal year 2020 consisted of our Chief Executive Officer, Mr. Jeffrey A. Williams, our Chief Financial Officer, Ms. Vickie D. Judy, and our Chief Operating Officer, Mr. Leonard L. Walthall.

Mr. Williams, age 57, has served as Chief Executive Officer of the Company since January 2018, President of the Company since March 2016, and as a director since August 2011. Before becoming Chief Executive Officer, Mr. Williams served as Chief Financial Officer of the Company since 2005. He also served as Vice President Finance from 2005 to March 2016 and as Secretary of the Company from 2005 to May 2018. Mr. Williams is a Certified Public Accountant, inactive, and prior to joining the Company, his experience included approximately seven years in public accounting with Arthur Andersen & Co. and Coopers and Lybrand LLC in Tulsa, Oklahoma and Dallas, Texas. His experience also includes approximately five years as Chief Financial Officer and Vice President of Operations of Wynco, LLC, a nationwide distributor of animal health products. Mr. Williams has also served on the board of directors of Mercy Health Northwest Arkansas Communities since July 2019.

Ms. Judy, age 54, has served as Chief Financial Officer of the Company since January 2018. Before becoming Chief Financial Officer in January 2018, Ms. Judy served a Principal Accounting Officer since March 2016 and Vice President of Accounting since August 2015. Since joining the Company in May 2010, Ms. Judy has also served as Controller and Director of Financial Reporting. Ms. Judy is a Certified Public Accountant and prior to joining the Company her experience included approximately five years in public accounting with Arthur Andersen & Co. and approximately 17 years at National Home Center, Inc., a home improvement products and building materials retailer, most recently as Vice President of Financial Reporting. Ms. Judy has also served as a director of the board of the Little Rock Branch of the Federal Reserve Bank of St. Louis since January 2018, and as chair since January 2020.

Mr. Walthall, age 54, has served as Chief Operating Officer since August 2019. Before becoming Chief Operating Officer in August 2019, Mr. Walthall served as Field Operations Officer since March 2016, Vice President of Operations since March 2009, and as a store manager since 1989.

Fiscal 2020 Changes to Executive Compensation

During fiscal 2020, the compensation committee undertook a review of certain aspects of the Company’s executive compensation program. The Committee’s review included an informal assessment of compensation amounts and practices of other comparably-sized public companies and an evaluation of the Company’s performance during the past two fiscal years since Mr. Williams and Ms. Judy assumed the roles of Chief Executive Officer and Chief Financial Officer, respectively. As a result of this review, the Committee determined to make certain adjustments to the Company’s compensation of its named executive officers to enhance the market competitiveness of the Company’s executive compensation program and to further incentivize and reward our executives for making decisions that promote the long-term value of the Company and the best interests of our stockholders. The chart below summarizes the changes made by the Committee during fiscal 2020 and the objectives of each change:

Element or Practice	Change	Objectives
Annual Base Salary	Increased annual base salaries by 60% to $750,000 for our CEO and $400,000 each for our CFO and COO.

•      Strengthen the market competitiveness of base compensation to attract and retain talented executives.

•      Enhance correlation with the executive’s background, industry knowledge, special skill sets and responsibilities.

•      Reward executives for recent Company and individual performance and further incentive future performance.

Short-Term Incentive Compensation

Approved short-term incentive programs for the CFO and COO for fiscal 2020 similar to the CEO’s program.

The committee does not intend to adopt a short-term incentive program for the NEOs for fiscal 2021 due to the substantial base salary increases in fiscal 2020.

•      For fiscal 2020, incentivize continued strong short-term operating and financial results for fiscal 2020 based on attainable, but not assured, pre-determined performance metrics that are aligned with stockholder interests.

•      For fiscal 2021, mitigate the risk of short-term performance being emphasized over long-term value due to the substantial base salary increases in fiscal 2020.

Long-Term Incentive Compensation	Granted stock options to the NEOs that vest in annual installments over a five-year period representing 100,000 shares for the CEO and 50,000 shares each for the CFO and COO.

•      Promote continued focus on stockholder value and long-term performance accountability.

•      Strengthen stockholder alignment by increasing the executives’ ownership stake in the Company.

•      Enhance market competitiveness and retention value of total compensation.

•      Reward executives for their contributions to recent stockholder returns.

Risk Mitigating Practices	Adopted stock ownership guidelines for executive officers.	• Further align the executives’ interests with stockholders by requiring the executives to maintain a meaningful ownership interest in the Company and promote stockholder value.

In evaluating the Company’s financial performance and the individual performance of each executive for purposes of determining the salary increases and equity awards, the Committee primarily considered the following achievements during the past two fiscal years and the interim period of fiscal 2020 that benefit the long-term interests of the Company’s stockholders:

Record Financial Performance

•      Cumulative total stockholder return (increase in stock value) of 144% during fiscal years 2018 and 2019 and the first six months of fiscal year 2020.

•      Diluted earnings per share increases of:

✓  $2.41, or 97%, in fiscal 2018 (includes $1.40 for the effect of the enactment of the Tax Cut and Jobs Act in December 2017) compared to fiscal 2017.

✓  $1.83, or 37%, in fiscal 2019 compared to fiscal 2018.

✓  $1.10, or 35%, during the first six months of fiscal 2020 compared to the first six months of fiscal 2019.

•      Income before taxes increases of:

✓  $6.7 million, or 21%, in fiscal 2018 compared to fiscal 2017.

✓  $20.9 million, or 54% in fiscal 2019 compared to fiscal 2018.

✓  $10.5 million, or 39%, during the first six months of fiscal 2020 compared to the first six months of fiscal 2019.

•      Total revenue increases of:

✓  $24.5 million, or 4%, in fiscal 2018 compared to fiscal 2017.

✓  $56.9 million, or 9%, in fiscal 2019 compared to fiscal 2018.

✓  $31.0 million, or 9%, during the first six months of fiscal 2020 compared to the first six months of fiscal 2019.

Sustained Balance Sheet Growth	• Net finance receivables growth of: ✓ $26.5 million, or 7%, in fiscal 2018. ✓ $31.9 million, or 8%, in fiscal 2019. ✓ $36.1 million, or 9%, during the first six months of fiscal 2020.
Improved Credit Loss Results

•      Decrease in provision for credit losses from 28.7% of sales in fiscal 2017 to:

✓  27.7% of sales in fiscal 2018.

✓  25.0% of sales in fiscal 2019.

✓  22.9% of sales during the first six months of fiscal 2020.

Strong Cash Flows	• Strong cash flows during fiscal 2018 and 2019 and the first six months of fiscal 2020 supporting an aggregate $120.2 million increase in finance receivables, $18.0 million increase in inventory, $7.9 million in net capital expenditures and $83.6 million in common stock repurchases (1,525,265 shares) with only a $59.0 million aggregate increase in total debt.

Policies Further Promoting Shareholder Alignment

The compensation committee believes the Company’s stock ownership guidelines adopted during fiscal 2020, along with its anti-hedging and pledging policies further strengthen the relationship between shareholder value and executive pay. The chart below summarizes each of these practices:

Stock Ownership Guidelines

In February 2020, the Company’s Board of Directors adopted the following stock ownership guidelines for the named executive officers:

Chief Executive Officer          6x Base Salary

Chief Financial Officer          3x Base Salary

Chief Operating Officer          3x Base Salary

The executive officers are expected to meet the applicable target multiple within five years after first becoming subject to the guidelines and are expected to continuously own sufficient shares to meet the applicable guideline once attained. Executives who fall below the guidelines may exercise non-qualified stock options in a cashless net exercise, but must hold the net shares acquired until such time that the guideline is met and must continue to hold the number of shares necessary to maintain compliance with the guideline.

For purposes of the guidelines, ownership includes shares owned directly, unvested restricted shares subject to time-based vesting, and shares held in Company stock ownership plans or other Company benefit plans.

Anti-Hedging

The Company’s Insider Trading Policy prohibits directors, executive officers and certain employees from engaging in any hedging or monetization transactions, such as zero-cost collars and forward sale contracts, involving Company securities that allow the individual to lock in some or all of the value of his or her stock holdings. The policy also prohibits short sales of the Company’s securities and trading in puts, calls or other derivative securities. The Company believes these types of transactions are contrary to the interests of its stockholders and to the long-term performance of the Company.

Pledging

The Company’s Insider Trading Policy also prohibits insiders from holding Company securities in a margin account or pledging such securities as collateral for a loan. However, an exception may be granted for pledges of Company securities as collateral for a loan (but not for margin debt) if the person pledging shares is unaware of material nonpublic information at the time the pledge is entered into and demonstrates the financial capacity to repay the loan without resort to the pledged securities.

Role of Compensation Committee

Our compensation committee retains broad flexibility in the administration of our executive compensation program. We believe this flexibility is critical to retaining key executives. Our compensation committee is focused on ensuring that executive compensation is directly tied to our economic performance.

Our compensation committee operates under a written charter adopted by our board of directors. Our compensation committee has several duties and responsibilities, including the following:

•	establish and review our overall executive compensation philosophy;

•	review and approve our goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, including annual performance objectives;

•	on an annual basis, review the compensation and performance of our officers, review and approve corporate goals relevant to the compensation of our Chief Executive Officer and other executive officers, evaluate our Chief Executive Officer’s performance in light of these goals and objectives, evaluate the performance of our other executive officers, and based on such evaluation, approve the annual compensation of our Chief Executive Officer and other executive officers;

•	review the annual compensation discussion and analysis and produce an annual report on executive compensation for inclusion in our annual proxy statement, in accordance with all applicable rules and regulations;

•	as requested by our board of directors, make recommendations to our board of directors with respect to the approval of incentive compensation plans and equity-based incentive plans, and administer such plans;

•	periodically review the policies and criteria for the administration of all executive compensation programs, the operations of the compensation programs and whether they are achieving their intended purposes;

•	monitor compliance by executives with the terms and conditions of our executive compensation plans and programs;

•	establish and periodically review policies in the area of senior management perquisites;

•	review board of director compensation levels and practices periodically, and recommend to our board of directors, from time to time, changes in such compensation levels and practices;

•	review and approve plans and processes for management development and succession; and

•	periodically review and reassess the adequacy of the compensation committee charter and recommend any proposed changes to our board of directors for approval.

For additional information on the duties and responsibilities of our compensation committee, see our compensation committee charter available on our website at www.car-mart.com.

Compensation Process

Our compensation committee reviews and administers our compensation program for each of our named executive officers. Compensation is typically set at multi-year increments in order to help ensure that longer-term results are the primary focus, which we believe is critically important in our industry. Our compensation committee also periodically meets with our named executive officers, who provide insight into how other individual executives are performing.

Consideration of 2019 Stockholder Say on Pay Vote

At our 2019 Annual Meeting of Stockholders, the stockholders approved, on an advisory basis, the compensation of the named executive officers (87.3% of votes cast). The compensation committee believes this level of stockholder support reflects a strong endorsement of our company’s compensation policies and decisions. The compensation committee has considered the results of this advisory vote on executive compensation in determining our compensation policies and decisions for 2020 and has determined that these policies and decisions are appropriate and in the best interests of our company and its stockholders at this time. In addition, our board of directors has considered the 2017 stockholder vote and management’s recommendation regarding the frequency of future stockholder advisory votes on the compensation of our named executive officers and has adopted the stockholders’ recommendation of an annual advisory vote on the compensation of our named executive officers until the next required vote on this matter which will be in 2023, or until the board of directors otherwise determines that a different frequency for such advisory votes is in the best interests of our stockholders.

Employment Agreements

We have an employment agreement with our Chief Executive Officer, Mr. Williams. We believe that the employment agreement, which includes a change-in-control provision, is necessary to attract and retain the executive in light of all relevant factors, which includes the officer’s past employment experience, desired terms and conditions of employment, and the strategic importance of the officer’s position. We believe that the change-in-control provision is necessary to maintain stability among our executive leadership and that the terms of the provision are reasonable based on our review of similar provisions for similar companies. Our compensation committee reviews the employment agreements at the time such agreements are entered into in order to determine current market terms for the particular executive and agreement. See “Executive Compensation – Employment Agreements,” “Executive Compensation – Payments Upon Termination of Employment,” and “Executive Compensation – Change in Control Agreements” for a discussion of the terms of the employment agreement.

We do not currently have an employment agreement with our Chief Financial Officer, Ms. Judy or our Chief Operating Officer, Mr. Walthall.

Total Compensation and Elements of Compensation

Our principal focus is on total compensation, a significant portion of which is based on each executive’s performance and is not guaranteed. Although we do informally review what other companies within our industry or other companies of comparable size, growth, performance and complexity are offering to their executives, we believe the appropriate level of compensation is determined through careful consideration of the individual employee and our business goals. We consider a variety of factors in determining the total compensation for our named executive officers, including their backgrounds, industry knowledge, special skill sets and responsibilities.

Our executive compensation program primarily consists of base salary, annual short-term incentives in the form of cash awards, and long-term incentives in the form of restricted stock and/or stock options. We also provide our named executive officers with minimal perquisites and personal benefits. In addition, we provide our named executive officers with the ability to contribute a portion of their earnings to our 401(k) plan. Our 401(k) plan is available generally to all of our employees. We also maintain a nonqualified deferred compensation plan under which our named executive officers may defer a portion or all of their salary and bonus to be paid following the executive’s termination, death or other date specified upon the executive’s election to make such deferrals. See “Executive Compensation – Deferred Compensation Plan” and “Executive Compensation – Change in Control Agreements” for a discussion of the terms of the nonqualified deferred compensation plan.

Base Salary

We offer what we believe to be competitive base salaries to our named executive officers. The base salary must be sufficient to attract talented executives and provide a secure base of cash compensation. Due to the relatively small size of our industry and the limited number of public competitors, the compensation committee has not engaged in any formal benchmarking of base salary or other elements of compensation; however, the committee has set base salary levels for our named executive officers to be generally competitive in relation to salary levels of executive officers in other companies within our industry or other companies of comparable size, growth, performance and complexity, while also taking into consideration the executive officer’s position, responsibility and special expertise. Annual base salary increases are not assured, and adjustments to base salary take into account subjective factors such as the executive’s performance during the prior year, responsibilities and experience. During fiscal year 2020, the compensation committee determined, based on an informal review of market compensation practices and the Company’s performance in the past two fiscal years since Mr. Williams and Ms. Judy assumed their current roles, that adjustments should be made to the base salaries for each of the named executive officers to enhance the market competitiveness of the Company’s executive compensation program and to further incentivize and reward our executives for making decisions that promote the long-term value of the Company and the best interests of our stockholders. Effective December 1, 2019, Mr. Williams and Ms. Judy received a 60% increase in base salary to $750,000 and $400,000, respectively, and Mr. Walthall’s base salary was also set at $400,000 base salary in connection with his promotion to COO. During fiscal year 2019, Mr. Williams received a 9% increase in base salary to $467,500 and Ms. Judy received an 11% increase in base salary to $250,000. These increases were primarily based on the Company’s strong financial performance during the prior fiscal year following their promotions to CEO and CFO, respectively.

Short-Term Incentive Compensation

Our short-term incentive plans for our named executive officers, which are based on the terms of Mr. Williams’ 2015 employment agreement, are intended to drive short-term operating and financial results deemed crucial to our long-term success. The compensation committee adopted short-term incentive plans for Ms. Judy and Mr. Walthall for fiscal year 2020 similar to the short-term incentive plan for Mr. Williams. Our program entails granting annual cash incentive bonuses which are dependent on our performance. The purpose of the annual cash incentive bonuses is to reflect each named executive officer’s breadth of experience and responsibility, and to make the cash component of his or her compensation competitive. These cash incentive bonuses are a material portion of their overall compensation. All such cash incentive bonuses are subject to our compensation committee’s discretion to award cash incentives greater than the target if deemed appropriate. Our compensation committee also administers the calculation of amounts earned under the short-term incentive plans.

The performance criteria for our short-term incentive plans for Mr. Williams and Ms. Judy are based on fully diluted GAAP earnings per share. The performance criteria for our short-term incentive plan for Mr. Walthall is based on net income. Under the short-term incentive plans, potential bonus payments for fiscal 2020 ranged from zero to $133,000 for Mr. Williams, zero to $106,400 for Ms. Judy, and zero to $107,250 for Mr. Walthall, depending on our performance as related to our fully diluted GAAP earnings per share or net income goals, as applicable, with target amounts of $100,000, $80,000 and $65,000, respectively. Our compensation committee set the awards based on the executive’s duration of employment with us, job responsibilities, industry knowledge, special skills and performance. The performance goals are set at levels that our compensation committee considers attainable, but not assured, and representative of solid operating and financial performance within our industry.

Under the short-term incentive plans, the actual bonus amount received is based on a fraction or multiple of the target bonus amount depending on the Company’s achievement of fully diluted GAAP earnings per share or net income goals for the fiscal year set forth in the respective short-term incentive plans. Mr. Williams’ and Ms. Judy’s target bonuses are based on the achievement of fully diluted GAAP earnings per share relative to projected fully diluted GAAP earnings per share. Mr. Walthall’s target bonus is based on the achievement of actual net income relative to budgeted net income.

The following table shows the bonus amount payable to Mr. Williams and Ms. Judy at certain percentages of actual fully diluted GAAP earnings per share to projected fully diluted GAAP earnings per share:

Actual GAAP Earnings Per Share to Projected GAAP Earnings Per Share[1]	Bonus Amount Payable
95-99%	0.67 of Target Bonus Amount
100-104%	1.00 of Target Bonus Amount
105% or greater	1.33 of Target Bonus Amount

1 Actual and projected GAAP earnings per share amounts are determined on a fully diluted basis.

The following table shows the bonus amount payable to Mr. Walthall at certain percentages of actual net income to budgeted net income:

Actual Net Income to Budgeted Net Income [1]	Bonus Amount Payable
95-99%	0.67 of Target Bonus Amount
100-105%	1.00 of Target Bonus Amount
106% or greater	1.65 of Target Bonus Amount

1 Actual and projected GAAP earnings per share amounts are determined on a fully diluted basis.

Based on the Company’s financial results for fiscal 2020, the compensation committee determined that fully diluted earnings per share for fiscal 2020 exceeded the maximum fully diluted earnings per goal, and therefore, Mr. Williams and Ms. Judy received short-term incentive plan awards of $133,000 and $106,400, respectively, or 1.33 times the target bonus amount.  For Mr. Walthall, the compensation committee determined that the Company’s actual net income for fiscal 2020 relative to budgeted net income fell within the target performance range; however, actual net income would have exceeded the maximum performance range but for the increase in the Company’s allowance for credit losses at April 30, 2020 due to the effects of the COVID-19 pandemic.  Therefore, the committee exercised its discretion to award Mr. Walthall a short-term incentive plan payment of $107,250, or 1.65 times the target bonus amount.  The committee believes this adjustment to Mr. Walthall’s short-term incentive award was appropriate in light of the unprecedented circumstances caused by the pandemic in the Company’s fourth quarter.

The compensation committee does not intend to adopt any short-term incentive plans for the Company’s named executive officers for fiscal year 2021 in light of the substantial base salary increases for each executive effective in December 2019. The committee plans to continue to evaluate the Company’s annual short-term cash incentive compensation program and objectives and may in the future adopt short-term incentive plans for the named executive officers with performance criteria and other terms which may or may not be similar to the fiscal year 2020 short-term incentive plans.

Long-Term Incentive Compensation

Our compensation objective of inducing executives to remain in our employ as well as aligning their interests with those of our stockholders leads us to make periodic equity awards. These awards provide incentives for our named executive officers to remain with us over the long term and gives the compensation committee additional flexibility to reward superior performance by our named executive officers. We believe that dependence on equity for a significant portion of a named executive officer’s compensation more closely aligns such executive’s interests with those of our stockholders, since the ultimate value of such compensation is linked directly to our stock price.

We utilize our two equity incentive plans for our long-term incentive compensation, the America’s Car-Mart, Inc. Amended and Restated Stock Option Plan, referred to in this proxy statement as the Restated Option Plan, and the America’s Car-Mart, Inc. Amended and Restated Stock Incentive Plan, referred to in this proxy statement as the Restated Incentive Plan. The allocation of long-term incentive compensation between stock options and restricted stock is generally made with the goal of rewarding long-term service with the issuance of restricted shares and rewarding efforts related to increasing the stock price over the long-term with the issuance of stock options.

Under Mr. Williams’ prior employment agreement effective May 1, 2015, Mr. Williams was granted stock options on the date of our 2015 annual meeting, which vested in full at the end of fiscal year 2020. A portion of these stock options were subject to time-based vesting while the remainder were subject to performance vesting based on the attainment of certain cumulative consolidated net income growth goals. See “Executive Compensation – Employment Agreements” for a discussion of the terms of these long-term incentive compensation awards to our named executive officers.

Based on the Company’s financial results for fiscal 2018, on May 8, 2018, the compensation committee granted Mr. Williams an award of 120,000 stock options, which will vest in their entirety (or “cliff” vest) on May 8, 2023.

On March 1, 2018, the compensation committee granted 10,000 restricted shares of our common stock in connection with her promotion to Chief Financial Officer as an incentive for her future performance with the Company. These shares will cliff vest on March 1, 2028.

On December 30, 2019, the compensation committee granted 100,000, 50,000 and 50,000 shares of our common stock to Mr. Williams, Ms. Judy, and Mr. Walthall, respectively, which will vest 20% per year for each of the next five years. The purpose of these awards was to enhance the market competitiveness and retention value of total compensation of the Company’s named executives, to promote continued focus by executive management on long-term performance and increasing stockholder value and to further align the executives’ interests with the interests of our stockholders by increasing their ownership stake in the Company. These awards were also based on the Company’s performance during fiscal years 2018 and 2019, primarily a 166% increase in the Company’s stock price, strong diluted earnings per share growth, improved credit loss results, continued growth in finance receives, and strong cash flows.

The compensation committee does not have any current plans to make additional specific grants of stock options or restricted stock to our named executive officers. The compensation committee may in the future grant additional equity awards to our named executives as part of our strategy of providing meaningful long-term performance-based incentives for our management team in order to more closely align management’s interest with the interests of our stockholders. However, the committee does not intend to grant any comparably sized awards to the December 2019 awards during fiscal year 2021.

Perquisites and Personal Benefits

Our named executive officers receive additional compensation consistent with our philosophy of hiring and retaining key personnel. Such perquisites include executive health insurance, automobile allowances, club dues and matching contributions to our 401(k) plan. See “Executive Compensation – Summary Compensation Table for Fiscal Years 2020, 2019 and 2018” for the aggregate incremental cost to us of such benefits.

Deductibility of Executive Compensation

Section 162(m) of the Code generally limits the deductibility of compensation paid to our named executive officers to $1 million during any fiscal year. Historically, Section 162(m) has not been a material consideration for our compensation committee due to the levels and types of compensation paid to our named executive officers. The compensation committee considers the potential consequences of the deduction limitation of Section 162(m) in relation to our compensation arrangements and may structure our compensation arrangements for our executive officers in order to avoid the deduction limitation of Section 162(m). However, the compensation committee considers many factors when designing its compensation arrangements in addition to the deductibility of the compensation and maintains the flexibility to grant awards or pay compensation amounts that are non-deductible if they believe it is in the best interest of our Company and our stockholders.

Accounting for Stock-Based Compensation

Stock-based compensation expense is computed in accordance with accounting rules that are a part of GAAP as set forth in Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. The expense related to equity compensation has been and will continue to be a material consideration in our overall compensation program.

Risk Considerations in our Compensation Program

The compensation committee is responsible for reviewing and overseeing the compensation and other benefits structure applicable to our employees generally. We do not believe that our compensation policies and practices for our employees give rise to risks that are reasonably likely to have a material adverse effect on our company. In reaching this conclusion, we considered the following factors:

•	Our compensation program is designed to provide a combination of both fixed and variable incentive compensation.

•	The variable portions of compensation are designed to reward both annual performance and longer-term performance. We believe this lessens any incentive for short-term risk taking that could be detrimental to our company’s long-term best interests.

•	A significant portion of our management’s compensation is based on the performance of our company as a whole.

Summary Compensation Table for Fiscal Years 2020, 2019, and 2018

The following table provides certain information concerning compensation earned for services rendered in all capacities by our named executive officers during the fiscal years ended April 30, 2020, 2019 and 2018.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards [1] ($)	Option Awards [1] ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffrey A. Williams, President, Chief Executive Officer	2020 2019 2018	$572,894 $440,962 $401,609	- - -	- - -	$4,172,000 $2,496,000 -	$133,000 $119,700 $79,800	- - -	$45,947 [2] $39,122 [2] $36,399 [2]	$4,923,841 $3,095,784 $517,808
Vickie D. Judy, Chief Financial Officer	2020 2019 2018	$305,962 $232,308 $165,577	$106,400 $75,000 $5,000	- - $504,500	$2,086,000 - -	- - -	- - -	$39,991 [3] $32,439 [2] $12,155 [2]	$2,538,353 $339,747 $687,232
Leonard L. Walthall, Chief Operating Officer	2020	$305,962	$107,250	-	$2,086,000	-	-	$35,464 [4]	$2,534,676

_________________

1 In accordance with SEC rules, the amounts shown reflect grant date fair value of the awards calculated pursuant to Financial Accounting Standards Board Codification (ASC) 718, Compensation – Stock compensation. Refer to “Financial Statements and Supplementary Data – Notes to Consolidated Financial Statements – Note K: Stock-Based Compensation Plans” included in our Annual Report on Form 10-K filed on June 24, 2020 for the relevant assumptions used to determine the valuation of our option awards. Performance based awards are reflected assuming the performance criteria are met and awards become 100% vested.

2 For fiscal 2020, Mr. Williams’ all other compensation included - $2,100 for use of company automobile, $4,111 for club dues, $10,396 for matching contributions to our 401(k) plan, $576 for insurance premiums, $880 for Christmas bonus and $27,884 for premiums paid under our executive health insurance plan.

3 For fiscal 2020, Ms. Judy’s all other compensation included - $5,600 for use of company automobile, $9,063 for matching contributions to our 401(k) plan, $576 for insurance premiums, $840 for Christmas bonus, and $23,912 for premiums paid under our executive health insurance plan.

4 For fiscal 2020, Mr. Walthall’s all other compensation included - $6,850 for use of company automobile, $5,350 for matching contributions to our 401(k) plan, $576 for insurance premiums, $1,060 for Christmas bonus, and $21,628 for premiums paid under our executive health insurance plan.

Our named executive officers are entitled to all benefits generally made available to our employees, including the eligibility to participate in our 401(k) plan. Our 401(k) plan is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Code. In general, all of our employees who are at least 21 years of age are eligible to participate in our 401(k) plan immediately upon hire. Our 401(k) plan includes a salary deferral arrangement pursuant to which the participants may contribute up to the maximum amount permitted by the Code. We may make both matching and additional contributions, subject to certain Code limitations, at the discretion of our board of directors. A separate account is maintained for each participant in our 401(k) plan. The portion of a participant’s account attributable to his or her own contributions is 100% vested. Distributions from our 401(k) plan may be made in the form of a lump sum cash payment or, for required minimum distribution, in installment payments.

Grants of Plan-Based Awards during Fiscal Year 2020

The following table provides certain information concerning the grants of plan-based awards for each named executive officer during fiscal year 2020.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stocks or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
Name	Grant Date	Threshold ($)[1]	Target ($)[1]	Maximum ($)[1]	Threshold (#)	Target (#)	Maximum (#)			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards [2]
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Jeffrey A. Williams	12/30/2019	$67,000	$100,000	$133,000	-	-	-	-	100,000	$109.06	$4,172,000
Vickie D. Judy	12/30/2019	$53,600	$80,000	$106,400	-	-	-	-	50,000	$109.06	$2,086,000
Leonard L. Walthall	12/30/2019	$43,550	$65,000	$107,250	-	-	-	-	50,000	$109.06	$2,086,000

_________________

1 These amounts represent the threshold, target and maximum amounts of possible cash incentive bonus payments to the named executive officer for fiscal 2020 based upon attainment of our projected fully diluted GAAP earnings per share (for Mr. Williams and Ms. Judy) or net income (for Mr. Walthall) for such fiscal year pursuant to the named executive officers’ short-term incentive plans. See “Executive Compensation – Compensation Discussion and Analysis – Short-Term Incentive Compensation” for additional information regarding these possible cash incentive bonus payments. The actual cash incentive bonus payments earned, if any, are reported in the Summary Compensation Table on page 31 of this proxy statement.

2 In accordance with SEC rules, the amounts shown reflect grant date fair value of the awards calculated pursuant to Financial Accounting Standards Board Codification (ASC) 718, Compensation – Stock compensation.

The stock options granted to Mr. Williams, Ms. Judy and Mr. Walthall on December 30, 2019 will vest 20% per year for each of the next five years.

Employment Agreements

Jeffrey A. Williams. On February 27, 2020, we entered into a new employment agreement with Mr. Williams to be effective as of May 1, 2020. This agreement replaces our employment agreement with Mr. Williams covering his employment and compensation from May 1, 2015 through fiscal year 2020. The following is a discussion of certain terms of these agreements, including the compensation earned by and paid to Mr. Williams for fiscal year 2020 pursuant to his prior employment agreement.

Under the terms of his new employment agreement, Mr. Williams will continue to serve as a senior executive officer of the Company’s operating subsidiary and will receive an annual base salary of $750,000, or such higher annual salary approved by the Board of Directors. Mr. Williams has the right to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by the Company’s operating subsidiary and the Company’s nonqualified deferred compensation plan. See “Executive Compensation – Deferred Compensation Plan” for more information regarding the nonqualified deferred compensation plan. He will also be entitled to earn an annual cash bonus under any incentive bonus plan in effect from time to time or as otherwise determined by the Committee and will be eligible for long-term incentive awards under the Company’s Amended and Restated Stock Option Plan and its Amended and Restated Stock Incentive Plan. The term of the employment agreement is for one year, which will automatically renew for successive one-year periods on May 1 of each year until notice of termination is given by either party.

Prior to entering into his new employment agreement, the board of directors approved an increase to Mr. Williams’ annual salary to $750,000 effective December 1, 2019. Mr. Williams previously received an annual salary of $467,500 approved by our board of directors effective January 1, 2019. Mr. Williams also had the right under his prior employment agreement to participate in any operating subsidiary 401(k) profit sharing plan, as well as the medical and life insurance programs offered by our operating subsidiary and the Company’s nonqualified deferred compensation plan.

The new employment agreement with Mr. Williams contains an agreement not to compete and a covenant against the solicitation of employees and customers for the term of his employment and a period of two years thereafter, provisions against the use and disclosure of trade secrets and other confidential information for the term of employment and an indefinite period thereafter, and certain other customary covenants and restrictions. Mr. Williams’ prior employment agreement contained similar covenants not to compete and not to solicit the Company’s employees and customers and provisions against the use and disclosure of trade secrets and confidential information. The non-compete and non-solicitation covenants under the prior agreement covered his term of employment and one year thereafter.

Under his prior employment agreement, Mr. Williams was entitled to earn an annual incentive bonus during the term beginning May 1, 2015 and ending April 30, 2020. Such incentive bonus was based upon the attainment of our fully diluted GAAP earnings per share for each fiscal year. Mr. Williams’ targeted bonus potential was $80,000 for fiscal year 2020. However, in light of Mr. Williams’ elevation to CEO in fiscal year 2018, the compensation committee increased the targeted bonus amount for fiscal year 2020 to $100,000. If our actual fully diluted GAAP earnings per share equaled 95-99% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year would be the targeted bonus potential amount for such year multiplied by 0.67. If our actual fully diluted GAAP earnings per share equaled 100-104% of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year would be the targeted bonus potential amount for such year multiplied by 1.0. If our actual fully diluted GAAP earnings per share equaled 105% or more of the projected fully diluted GAAP earnings per share, the bonus for each fiscal year would be the targeted bonus potential amount for such year multiplied by 1.33. Mr. Williams earned a $133,000 bonus for fiscal year 2020 as the actual fully diluted GAAP earnings per share of $7.12 was 136% of the projected fully diluted GAAP earnings per share of $5.23.

Under the prior employment agreement, in August 2015 Mr. Williams was granted non-qualified stock options to purchase an aggregate of 30,000 shares of our common stock pursuant to our Restated Option Plan. Mr. Williams received an option for 10,000 shares subject to time-based vesting which “cliff” vested on April 30, 2020. He also received an option for 20,000 shares subject to performance vesting based on the Company’s consolidated net income growth during fiscal years 2016 through 2020. For the performance-based option, if the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 was equal to 10% or more, the option would vest in full (20,000 shares) on the fifth anniversary of the grant date. If the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 was equal to 5% or more but less than 10%, one half of the option (10,000 shares) would vest on the fifth anniversary of the grant date. If the Company’s cumulative consolidated net income growth, calculated on a compound basis, for the five fiscal years ending April 30, 2020 was less than 5%, the option would be forfeited. The Company’s cumulative consolidated net income growth during the five-year period ended April 30, 2020, was 12%, and therefore, these performance-based options will vest in full on August 5, 2020.

Each of Mr. Williams’ employment agreements includes terms regarding certain payments to which he would be entitled upon termination of his employment with the Company or in connection a change in control of the Company. See “Executive Compensation – Payments Upon Termination of Employment” and “Executive Compensation – Change in Control Agreements,” respectively, for more information regarding payments to which Mr. Williams would be entitled in connection with the termination of his employment with the Company or a change in control of the Company.

Vickie D. Judy. We have not previously had and do not currently have an employment agreement with Ms. Judy.

Leonard L. Walthall. We have not previously had and do not currently have an employment agreement with Mr. Walthall.

Stock Plans

Restated Option Plan. In August 2007, our board of directors adopted the 2007 Option Plan, which was subsequently approved by our stockholders at our 2007 annual meeting of stockholders. The 2007 Option Plan originally set aside 1,000,000 shares of our common stock for option grants to employees, directors and certain independent contractors, consultants and advisors at a price not less than the fair market value of our common stock on the date of grant or the par value per share of our common stock. Our stockholders approved an amendment to the 2007 Option Plan on October 13, 2010 to increase the number of shares available under the 2007 Option Plan by 500,000 shares to 1,500,000 shares. On June 10, 2015, our board of directors adopted the Restated Option Plan, which was subsequently approved by our stockholders at our 2015 annual meeting of stockholders and which amended and restated the 2007 Option Plan. The Restated Option Plan extended the plan for a new ten-year term, increased the number of shares available for stock option grants by 300,000 shares to 1,800,000 shares, and made certain other changes to the 2007 Option Plan. On August 29, 2018, our stockholders approved an amendment to the Restated Option Plan to increase the number of shares available under the Restated Option Plan by 200,000 shares to 2,000,000 shares. At July 8, 2020, there were 45,000 shares of common stock available for grant under the Restated Option Plan. See “Proposal No. 4 – Approval of Amendment to Amended and Restated Stock Option Plan” for information regarding the proposal to increase the authorized shares issuable under the Restated Option Plan. The Restated Option Plan will expire on June 10, 2025.

Under the Restated Option Plan, options may be exercised in whole or in part, but in no event later than ten years from the date of grant with respect to incentive options. Any incentive option granted to an individual who owns more than 10% of the total combined voting of all classes of our stock or the stock of one of our subsidiaries may not be purchased at a price less than 110% of the fair market value on the date of grant, and no such option may be exercised more than five years from the date of grant.

Stock Incentive Plan. In August 2005, our board of directors adopted the 2005 Incentive Plan, which was subsequently approved by our stockholders at our 2005 annual meeting of stockholders. The 2005 Incentive Plan originally set aside 150,000 shares of our common stock for grants to our employees, officers and directors. Our stockholders approved an amendment to the 2005 Incentive Plan on October 14, 2009 to increase the number of shares available under the 2005 Incentive Plan by 200,000 shares to 350,000 shares. On June 10, 2015, our board of directors adopted the Restated Incentive Plan, which was subsequently approved by our stockholders at our 2015 annual meeting of stockholders and which amended and restated the 2005 Incentive Plan. The Restated Incentive Plan extended the plan for a new ten-year term, included provisions designed to further the Company’s eligibility to deduct for federal income tax purposes certain performance-based equity awards that may be granted to our named executive officers under the Restated Incentive Plan in accordance with Section 162(m) of the Code (applicable to awards granted prior to November 2, 2017), and made certain other changes to the 2005 Incentive Plan. The Restated Incentive Plan did not increase the number of shares available for issuance. However, on August 29, 2018, our stockholders approved an amendment to the Restated Incentive Plan on August 29, 2018 to increase the number of shares available under the Restated Incentive Plan by 100,000 shares to 450,000 shares. The Restated Incentive Plan will expire on June 10, 2025

Shares granted under the Restated Incentive Plan have full voting rights prior to the date of vesting, if any; however, holders of any unvested shares must execute an irrevocable proxy granting us the right to vote such shares until the shares vest. At July 8, 2020, there were 91,199 shares of common stock available for grant under the Restated Incentive Plan.

Outstanding Equity Awards at 2020 Fiscal Year-End

The following table provides certain information concerning the outstanding equity awards for each named executive officer as of April 30, 2020.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Jeffrey A. Williams	10,000			$ 46.47	08/05/25
			20,0001	$ 46.47	08/05/25
		120,0002		$ 54.85	05/08/28
		100,0003		$ 109.06	12/30/29
Vickie D. Judy		1,2504		$ 53.02	05/22/25	5005	$ 32,9756
			2,5004	$ 53.02	05/22/25	10,0007	$659,5006
		10,0008		$ 26.37	03/02/26
		50,0003		$ 109.06	12/30/29
Leonard L. Walthall	3,000			$ 50.25	11/20/24	10,0007	$659,5006
		1,8754		$ 53.02	05/22/25
			2,6254	$ 53.02	05/22/25
		15,0008		$ 26.37	03/02/26
		50,0003		$ 109.06	12/30/29

____________________

1 These options will vest on August 5, 2020.

2 These options will “cliff” vest on May 8, 2023.

3 These options will vest in five annual installments beginning on December 30, 2020.

4 These options vested on May 22, 2020.

5 These restricted shares will “cliff” vest on May 22, 2022.

6 Fair value was calculated by using the closing market price of our common stock on April 30, 2020 of $65.95.

7 These restricted shares will “cliff” vest on March 1, 2028.

8 These options will “cliff” vest on March 2, 2021.

Option Exercises and Stock Vested during Fiscal Year 2020

The following table provides certain information concerning the option exercises and stock awards vested for each named executive officer during the fiscal year ended April 30, 2020.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise [1] ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
(a)	(b)	(c)	(d)	(e)
Jeffrey A. Williams	30,000 [2]	$2,409,300 [2]	-	-
Vickie D. Judy	2,500 [3]	$209,950 [3]	-	-
Leonard L. Walthall	1,000	$48,140	-	-
	5,000 [4]	$397,250 [4]	-	-

____________________

1 Amount is calculated by using the closing market price of our common stock as reported on NASDAQ on the date of exercise less the exercise price.

2 Includes 17,616 shares forfeited to pay the exercise price and tax withholding pursuant to a net settlement arrangement.

3 Includes 1,637 shares forfeited to pay the exercise price and tax withholding pursuant to a net settlement arrangement.

4 Includes 3,369 shares forfeited to pay the exercise price and tax withholding pursuant to a net settlement arrangement.

Deferred Compensation Plan

On September 17, 2014, the compensation committee of our board of directors approved the America’s Car-Mart, Inc. Nonqualified Deferred Compensation Plan, referred to in this proxy statement as the Deferred Compensation Plan. The Deferred Compensation Plan is an unfunded, nonqualified deferred compensation plan designed to allow a select group of management or highly compensated employees of the Company, including our named executive officers, to save for retirement on a tax-deferred basis. The eligibility of each participant will be determined by the compensation committee. The Deferred Compensation Plan is intended to comply with the requirements of Section 409A of the Code.

Under the terms of the Deferred Compensation Plan, a named executive officer may defer a portion or all of his salary and bonus for any calendar year in which the plan is in effect, provided that the executive makes an irrevocable election for such deferral prior to the end of the preceding calendar year or, if permitted by the compensation committee, within 30 days after the executive first becomes eligible to participate in the plan. Compensation amounts deferred under the Deferred Compensation Plan are credited or debited with earnings or losses based on an investment fund, known as a “measurement fund,” elected by the executive at the time of his deferral election from among several measurement funds that the compensation committee may select from time to time, although the deferred payments are not actually invested in the measurement fund. The executive’s account balance under the Deferred Compensation Plan will be distributed to the executive or his beneficiary upon the earliest of the executive’s termination, death or such other date as selected by the executive upon his deferral election.

The Deferred Compensation Plan constitutes an unsecured promise by the Company to pay benefits in the future. Participants in the Deferred Compensation Plan have the status of general unsecured creditors of the Company. We (or one or more of our subsidiaries) are solely responsible for paying benefits to plan participants and their beneficiaries.

No executives participated in the plan during fiscal year 2020.

Payments Upon Termination of Employment

The following narrative discusses potential payments to which Mr. Williams, Ms. Judy and Mr. Walthall would be entitled upon termination of their employment not involving a change in control of the Company and quantifies the payments to which they would have been entitled had their employment been terminated as of April 30, 2020. See “Executive Compensation – Change in Control Agreements” for more information regarding payments to which each named executive officer would be entitled in connection with a change in control of the Company.

Jeffrey A. Williams. Employment Agreement effective through April 30, 2020. Pursuant to his prior employment agreement in effect through April 30, 2020, if we terminated Mr. Williams without cause or due to disability, Mr. Williams’ base salary would have continued to be payable through the term of the employment agreement. In addition, Mr. Williams would have been paid, within 60 days after termination, the pro rata portion of any bonus earned through the date of termination, and all unvested restricted stock and stock options would have immediately vested in full without regard to the achievement of any applicable performance goals; provided, however, that any shares of restricted stock that were intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code (applicable to awards granted prior to November 2, 2017) would have become vested only to the extent provided under the applicable restricted stock agreement. This provision has generally been in place in Mr. Williams’ employment agreement since the inception of his earlier employment agreement in August 2007. Assuming Mr. Williams was terminated on April 30, 2020 and using the closing market price of our common stock on April 30, 2020 of $65.95, the aggregate estimated payment amounts to Mr. Williams would have been $1,652,847.

If Mr. Williams’ employment was terminated due to his death, pursuant to his prior employment agreement Mr. Williams’ estate would have been entitled to receive within 60 days after his death, or as soon thereafter as administratively practicable, his base salary then in effect through the end of the calendar month in which his death occurred and the pro rata portion of any bonus earned through the date of his death. In addition, all unvested restricted stock and stock options would have immediately vested in full without regard to the achievement of any applicable performance goals, unless otherwise prohibited by the plans or award agreements applicable to such restricted shares or stock options. Assuming Mr. Williams was terminated due to death on April 30, 2020 and using the closing market price of our common stock on April 30, 2020 of $65.95, the aggregate estimated payment amounts to Mr. Williams would have been $902,847.

If Mr. Williams’ employment was terminated due to his resignation or by the Company for cause, which includes an act involving moral turpitude detrimental to the economic interests of the Company, conviction of a felony, intentional failure to perform or gross negligence in the performance of his duties, and any other breach of the employment agreement not cured within 30 days, the Company would have had no obligation under his current employment agreement to pay base salary or benefits beyond the last day worked. In addition, any unvested shares of restricted stock or stock options would have been forfeited unless Mr. Williams’ service on our board of directors continued uninterrupted.

Employment Agreement effective May 1, 2020. Pursuant to his new employment agreement, if the Company terminates Mr. Williams without cause, Mr. Williams will be entitled to receive, within 60 days after termination, a lump sum payment equal to 24 months of his base salary then in effect, plus the pro rata portion of any bonus earned through the date of termination. If Mr. Williams’ employment is terminated due to disability, he will be entitled to receive, within 60 days after termination, a lump sum payment equal to 24 months of his base salary then in effect, less any amounts payable to Mr. Williams under the Company’s disability insurance policy. If Mr. Williams’ employment is terminated due to his death, his estate will be entitled to receive, within 60 days after his death or as soon thereafter as practicable, his base salary then in effect through the end of the calendar month in which his death occurs, plus the pro rata portion of any bonus earned through the date of his death. In addition, upon Mr. Williams’ termination without cause or due to his death or disability, all of his unvested restricted stock and stock options will immediately vest in full without regard to the achievement of any applicable performance goals, unless otherwise prohibited by the plans or award agreements applicable to such restricted shares or stock options. If Mr. Williams resigns or is terminated for cause, the Company would have no obligation to pay base salary or benefits beyond the last day worked, and any unvested shares of restricted stock or stock options would be forfeited unless Mr. Williams’ service on our Board of Directors continues uninterrupted.

Vickie D. Judy. Because we do not have an employment agreement with Ms. Judy, in the event her employment is terminated for any reason, the Company would have no obligation to pay base salary or benefits beyond the last day worked. However, if her employment is terminated due to her death or disability, a portion of her unvested shares of restricted stock will become fully vested as of the date of her death or termination due to disability. Assuming Ms. Judy’s employment was terminated due to her death or disability on April 30, 2020 and using the closing market price of our common stock on April 30, 2020 of $65.95, the aggregate estimated payment amounts to Ms. Judy would have been $671,702.

Leonard L. Walthall. Because we do not have an employment agreement with Mr. Walthall, in the event his employment is terminated for any reason, the Company would have no obligation to pay base salary or benefits beyond the last day worked. However, if his employment is terminated due to his death or disability, a portion of his unvested shares of restricted stock will become fully vested as of the date of his death or termination due to disability. Assuming Mr. Walthall’s employment was terminated due to his death or disability on April 30, 2020 and using the closing market price of our common stock on April 30, 2020 of $65.95, the aggregate estimated payment amounts to Mr. Walthall would have been $671,702.

Change in Control Agreements

Certain of our executive compensation plans and agreements, including our employment agreements with Mr. Williams, our Restated Option Plan and certain of our restricted stock agreements for shares granted under our Restated Incentive Plan, contain change in control provisions (collectively, the “Change in Control Provisions”) entitling our executives to certain benefits upon the occurrence of certain events, involving a change in control of the Company. Payments to our named executive officers under these Change in Control Provisions are triggered upon an involuntary termination of the executive’s employment, or a voluntary termination of employment by the executive for good reason (as defined in the Change in Control Provisions), in connection with a change in control of the Company (referred to as a double trigger event). Under the Change in Control Provisions, a change in control generally means the following:

•	the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) of ownership of our stock that, together with stock held by such person, constitutes more than 50% of the total fair market value or total voting power of our stock;

•	the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) during the twelve-month period ending on the date of the most recent acquisition by such person of ownership of our stock possessing 35% or more of the total voting power of our stock;

•	the replacement of a majority of the members of our board of directors during any twelve-month period by directors whose appointment or election is not endorsed by a majority of the members of our board of directors prior to the date of the appointment or election; or

•	the acquisition by an individual, entity or group (within the meaning of Section 409A of the Code) during the twelve-month period ending on the date of the most recent acquisition by such person of our assets that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of our assets immediately prior to such acquisition.

If a double trigger event occurs in connection with a change in control of the Company:

•	under Mr. Williams’ prior employment agreement in effect through April 30, 2020, we were required to pay Mr. Williams a lump sum cash payment equal to 2.99 times his then current base salary on the 60-day anniversary of such double trigger event and all unvested restricted stock and stock options previously granted vest in full, without regard to the achievement of any applicable performance goals, unless otherwise prohibited by the applicable equity compensation plans and award agreements;

•	under Mr. Williams’ new employment agreement effective May 1, 2020, we must pay Mr. Williams a lump sum cash payment equal to 24 months of his then current base salary and all unvested restricted stock and stock options previously granted vest in full, without regard to the achievement of any applicable performance goals, unless otherwise prohibited by the applicable equity compensation plans and award agreements;

•	under the Restated Option Plan, all unvested stock options previously granted to plan participants will vest in full, without regard to the achievement of any applicable performance goals, unless otherwise prohibited by the applicable stock option agreements or the participant’s employment agreement; and

•	under certain of our restricted stock award agreements, all unvested shares of restricted stock subject to such agreements held by the participant on the date of the double trigger event will automatically become fully vested.

Such payments are referred to in this proxy statement as change in control payments.

A “double trigger event” (as defined in the Change in Control Provisions) occurs if, within the period beginning six months before a change in control of the Company and ending two years after such change in control, the executive’s employment is involuntarily terminated by the Company or our operating subsidiary (or the surviving or acquiring entity, as the case may be), for any reason other than for cause, or the executive terminates his or her employment for good reason. A termination for “cause” generally consists of a breach, gross negligence or wrongdoing by the executive officer. For purposes of the Change in Control Provisions, “good reason” generally means the executive’s resignation within 30 days after the occurrence of any of the following events:

•	a significant reduction of the executive’s duties, authority, responsibilities, or reporting relationships or the assignment to him or her of such reduced duties, authority, responsibilities, or reporting relationships, without his or her written consent; provided, however, that the change in control is not, in and of itself, a material adverse change in the executive’s duties, authority, responsibilities or reporting relationships;

•	a material reduction in the executive’s base salary, bonus structure or benefits, with the result that the executive’s overall benefits package is significantly reduced; or

•	the relocation of the executive’s principal work location to a facility or a location more than 50 miles from his then present principal work location, without his or her written consent.

In addition, if, within six months prior to the change in control, we terminated Mr. Williams, Ms. Judy or Mr. Walthall without cause and the termination is related to the change in control, then, for purposes of his or her change in control payments, he or she will be treated as being employed on the date the change in control becomes effective. In such case, Mr. Williams will receive the change in control payment in addition to any other compensation to which he is entitled under his employment agreement as a result of his termination, except that under his new employment agreement effective May 1, 2020, Mr. Williams will not be entitled to receive any additional payments or benefits to which he would otherwise be entitled in the event his employment is terminated by the Company without cause..

Under the terms of Mr. Williams’ employment agreements, in the event the change in control payments and any other payments to which Mr. Williams may be entitled in connection with the change in control of the Company equal or exceed in the aggregate three times “base amount” (as defined by Section 280G of the Code) with respect to his compensation, which would result in excise taxes being owed by him under Code Section 4999 and the loss of a tax deduction by the Company under Code Section 280G for the excess payment above the base amount, the Company and Mr. Williams agree to retain an independent accounting firm to evaluate whether he would be better off by receiving the full change in control payments and paying the excise tax or by the Company reducing the aggregate payment amount so that it would not be subject to excise taxes under Section 4999 of the Code. Based on the accountant’s finding that Mr. Williams would be better off receiving the full payment amount and paying the required excise taxes, no change will be made in the change in control payments and the Company will forego its deduction for the amount of such payments above the base amount. Based on the accountant’s finding that Mr. Williams would be better off receiving the reduced change in control payments and not being subject to excise tax, the change in control payments will be reduced to an aggregate amount that does not equal or exceed three times the base amount and the Company will retain its eligibility to deduct the amount actually paid.

Assuming that (1) a double trigger event occurred on April 30, 2020, and (2) Mr. Williams’ employment was terminated by him for good reason in connection with the change in control, and using the closing market price of our common stock on April 30, 2020 of $65.95, the aggregate estimated payment amount to Mr. Williams would have been $3,145,347. Assuming that (1) a double trigger event occurred on April 30, 2020, and (2) Mr. Williams’ employment was terminated by the Company without cause in connection with the change in control, and using the closing market price of our common stock on April 30, 2020 of $65.95, the aggregate estimated payment amount to Mr. Williams would have been $3,895,347, which includes compensation to which he would be entitled for his termination without cause.

Assuming that a double trigger event occurred on April 30, 2020, and using the closing market price of our common stock on April 30, 2020 of $65.95, the aggregate estimated payment amount to Ms. Judy would have been $743,047 regardless of whether her employment was terminated by her for good reason or by the Company without cause in connection with the change in control.

Assuming that a double trigger event occurred on April 30, 2020, and using the closing market price of our common stock on April 30, 2020 of $65.95, the aggregate estimated payment amount to Mr. Walthall would have been $764,174 regardless of whether his employment was terminated by him for good reason or by the Company without cause in connection with the change in control.

If Mr. Williams is a “specified employee” within the meaning of Section 409A of the Code, any benefits or payments that constitute a “deferral of compensation” under the Section 409A of the Code that become payable as a result of his termination for reasons other than death, and become due under the employment agreement during the first six months after termination of employment, will be delayed and all such delayed payments will be paid to Mr. Williams in full in the seventh month after the date of termination and all subsequent payments will be paid in accordance with their original payment schedule.

Chief Executive Officer Pay Ratio

The following information about the relationship between the compensation of our associates and the compensation of our Chief Executive Officer is provided in compliance with the requirements of Item 402(u) of Regulation S-K under the Exchange Act (“Item 402(u)”). In fiscal 2020, the estimated median of the annual total compensation of our associates, excluding our Chief Executive Officer, Mr. Williams, was $46,500. Our Chief Executive Officer’s annual total compensation for fiscal 2020, calculated at the summary compensation table above, was $4,923,841. The resulting estimated ratio of the annual total compensation of the Chief Executive Officer to the median of the annual total compensation of all associates was 106 to 1.

We took the following steps in identifying the median of the annual compensation of all our associates. We determined that as of April 30, 2020, we employed 3,050 associates, all located in the United States. This number includes all the individuals determined to be employees for federal tax purposes during the year, whether full-time, part-time, seasonal, or temporary. Due to changes within our associate population, we determined a new median associate for fiscal year 2020. We determined the median employee by conducting a full analysis of this employee population using total pay, which included regular wages, overtime, bonuses, commissions and any other taxable income.

For full-time associates that were not employed for the whole year, regular wages were annualized. For part-time associates that were not employed for the whole year, we calculated the average hours worked per week for each associate, and annualized regular wages based on a 52-week fiscal year. No adjustments were made for seasonal or temporary associates.

The resulting pay ratio was calculated in a manner consistent with Item 402(u) and we believe it constitutes a reasonable estimate. However, as contemplated by Item 402(u), we relied on methods and assumptions that we determined to be appropriate for calculating the Company’s pay ratio. Other public companies will use methods and assumptions that differ from the ones we chose but are appropriate for their circumstances. It may therefore be difficult to compare our reported pay ratio to pay ratios reported by other companies.

TRANSACTIONS WITH RELATED PERSONS

In accordance with our audit committee charter, our audit committee is responsible for reviewing and approving, or rejecting, any transactions with “related persons” as defined by SEC rules and any potential conflicts of interest between us and any third party. The audit committee reviews and considers such transactions on a case-by-case basis in light of all facts and circumstances and does not use any prescribed criteria for approving or rejecting any proposed transaction or relationship.

For the fiscal year ended April 30, 2020, there were no transactions with related persons required to be disclosed in this proxy statement.

AUDIT COMMITTEE REPORT

In accordance with the written charter adopted by our board of directors, a copy of which is available on our website, the audit committee assists the board of directors in fulfilling its responsibility for oversight of the quality and integrity of our accounting, auditing and financial reporting practices. During the fiscal year ended April 30, 2020, the audit committee met five times and discussed internal control, accounting, auditing and our financial reporting practices with our Chief Financial Officer and our independent auditors and accountants, Grant Thornton LLP. In discharging its oversight responsibility as to the audit process, each member of our audit committee has reviewed our audited financial statements as of and for the fiscal year ended April 30, 2020 and the audit committee held one meeting with management and Grant Thornton LLP to discuss the audited financial statements prior to filing our annual report on Form 10-K. Our audit committee also met with Grant Thornton LLP to discuss the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees, issued by the Public Company Accounting Oversight Board, prior to filing our annual report on Form 10-K.

In addition, the audit committee has received from Grant Thornton LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the audit committee concerning independence and has discussed with Grant Thornton LLP its independence in connection with its audit of our financial statements for the fiscal year ended April 30, 2020. Our audit committee has also considered whether Grant Thornton LLP’s provision of non-audit services to us is compatible with maintaining such firm’s independence with respect to us and has determined that the provision of certain non-audit services is consistent with and compatible with Grant Thornton LLP maintaining its independence. See “Principal Accounting Fees and Services.” Based upon the foregoing reviews and discussions, the audit committee recommended to our board of directors that the audited financial statements be included in our annual report on Form 10-K for the fiscal year ended April 30, 2020.

Daniel J. Englander, Chairman

Ann G. Bordelon

Ray C. Dillon

Jim von Gremp

Joshua G. Welch

COMPENSATION COMMITTEE REPORT

The compensation committee has reviewed and discussed the Compensation Discussion and Analysis section of this proxy statement with management. Based upon such review and discussion, the compensation committee recommended to our board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Ann G. Bordelon, Chairman

Ray C. Dillon

Daniel J. Englander

Jim von Gremp

Joshua G. Welch

ANNUAL REPORT ON FORM 10-K

Our annual report on Form 10-K for the fiscal year ended April 30, 2020, as filed with the SEC, is available to stockholders who make a written request for such report to our Secretary at our offices, 1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756. Copies of exhibits filed with that report or referenced therein will be furnished to stockholders of record upon request and payment of our expenses in furnishing such documents. Our annual report on Form 10-K (including exhibits thereto) and this proxy statement are also available by the following link on our website at www.car-mart.com under the “SEC Filings” section, which is under the “Investor Relations” section.

STOCKHOLDER PROPOSALS

Any proposal to be presented at the 2021 annual meeting of stockholders must be received at our principal executive offices no later than March 19, 2021, directed to the attention of the Secretary, for consideration for inclusion in our proxy statement and form of proxy relating to that meeting. In connection with next year’s annual meeting, our bylaws provide that we must receive notice of a matter or proposal, including any nomination of a director candidate, on or before May 18, 2021 for such proposal or nomination to be considered or voted upon at the annual meeting. The persons appointed by our board of directors to act as the proxies for such annual meeting (named in the form of proxy) will be allowed to use their discretionary voting authority with respect to any such matter or proposal at the annual meeting if such matter or proposal is raised at that annual meeting. Any such proposals must comply in all respects with applicable laws, including the rules and regulations of the SEC, and any stockholder nominations of director candidates must set forth the information required in Article V, Section 2 of our bylaws. A copy of our bylaws may be obtained upon written request to the Secretary at the address stated above.

OTHER MATTERS

Management does not know of any matter to be brought before the meeting other than those referred to above. If any other matter properly comes before the meeting, the persons designated as proxies will vote on each such matter in accordance with their best judgment.

APPENDIX A

AMERICA’S CAR-MART, INC.

AMENDED AND RESTATED STOCK OPTION PLAN

Effective June 10, 2015

1.	Establishment; Effective Date; Purpose

(a)       This Amended and Restated Stock Option Plan (the “Plan”) of America’s Car-Mart, Inc., a Texas corporation (the “Corporation”), is an amendment and restatement of America’s Car-Mart, Inc. 2007 Stock Option Plan, which was adopted by the Board of Directors of the Corporation (the “Board”) on August 27, 2007 and approved by the Corporation’s stockholders on October 16, 2007, and subsequently amended on August 27, 2010 and October 7, 2013. The effective date of the Plan shall be June 10, 2015 (the “Effective Date”), subject to the approval of the Corporation’s stockholders at the 2015 Annual Meeting. Awards may be granted under the Plan on and after the Effective Date and may be made pursuant to and in accordance with agreements for the issuance thereof entered into prior to the Effective Date, but no Awards will be granted under the Plan after the tenth (10th) anniversary of the Effective Date.

(b)       The purpose of the Plan is to encourage and enable selected employees, directors and independent contractors of the Corporation and its Related Corporations to acquire or to increase their holdings of common stock of the Corporation (the “Common Stock”) and other proprietary interests in the Corporation in order to promote a closer identification of their interests with those of the Corporation and its stockholders, thereby further stimulating their efforts to enhance the efficiency, soundness, profitability, growth and stockholder value of the Corporation. This purpose will be carried out through the granting of benefits (collectively referred to herein as “Awards”) to selected employees, independent contractors and directors, including the granting of incentive stock options that qualify as statutory stock options under Section 422(b) of the Code (“Incentive Options”) and stock options that do not qualify as statutory stock options (“Nonqualified Options”) to such participants. Incentive Options and Nonqualified Options shall be referred to herein collectively as “Options.”

2.	Certain Definitions

For purposes of the Plan, the following terms shall have the meaning indicated:

(a)       “Administrator” shall have the meaning given the term in Section 3(a) of the Plan.

(b)       “Code” means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder from time to time by the Secretary of the Treasury (“Treasury Regulations”).

(c)       “Disability” shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death, or which has lasted or can be expected to last for a continuous period of not less than twelve months (or, in the case of Incentive Options, such other definition as required by Section 422 of the Code). The Administrator may require the Participant to furnish proof of the existence of the Disability in accordance with Code Section 22(e)(3).

(d)       “Option Agreement” means any written agreement or agreements between the Corporation and the recipient of an Award pursuant to the Plan relating to the terms, conditions and restrictions of Options.

(e)       “Parent” means any corporation (other than the Corporation) in an unbroken chain of corporations ending with the Corporation if each corporation other than the Corporation owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

(f)       “Participant” means an individual, being otherwise eligible under this Section 5, selected by the Administrator as an individual to whom an Award shall be granted under the Plan.

(g)       “Predecessor” means a corporation which was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under that Section had occurred) with the Corporation, or a corporation which is a Parent or Subsidiary of the Corporation, or a predecessor of any such corporation.

(h)       “Related Corporation” means any Parent, Subsidiary or Predecessor of the Corporation.

(i)       “Subsidiary” means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each corporation other than the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in another corporation in the chain.

3.	Administration of the Plan

(a) The Plan shall be administered by the Board of Directors of the Corporation. The Board may, in its sole discretion, delegate all or part of its administrative authority with respect to the Plan to a committee of the Board (the “Committee”). For purposes herein, the Board, and, upon its delegation of the administrative responsibilities for the Plan to the Committee, the Committee shall be referred to as the “Administrator.” The Committee shall be comprised solely of two or more “non-employee directors,” as said term is defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), unless the Board determines that such committee composition is not necessary or advisable. Further, the Committee shall, unless the Board determines otherwise, be comprised solely of two or more “outside directors,” as such term is defined under Section 162(m) of the Code, or otherwise in accordance with Code Section 162(m). Further, the composition of the Committee shall be in compliance with the applicable rules and regulations of the Nasdaq Stock Market.

(b) Any action of the Administrator with respect to the Plan may be taken by a written instrument signed by all of the members of the Administrator and any such action so taken by written consent shall be as fully effective as if it had been taken by a majority of the members at a meeting duly held and called. Subject to the provisions of the Plan and consistent with the requirements necessary under Section 409A of the Code to prevent any Option granted hereunder from constituting the deferral of compensation, and unless authority is granted to the chief executive officer or president as provided in Section 3(c), the Administrator shall have full and sole authority in its discretion to take any action with respect to the Plan including, without limitation, the authority (i) to determine all matters relating to Awards, including selection of individuals to be granted Awards, the types of Awards, the number of shares of the Common Stock, if any, subject to an Award, and all terms, conditions, restrictions and limitations of an Award, (ii) to prescribe the form or forms of the agreements evidencing any Awards granted under the Plan; (iii) to amend the Plan and any Award as provided in Sections 12 and 14 of the Plan; (iv) to establish, amend and rescind rules and regulations for the administration of the Plan; (v) to construe and interpret the Plan and Option Agreements evidencing Awards granted under the Plan; (vi) to establish and interpret rules and regulations for administering the Plan and to make all other determinations deemed necessary or advisable for administering the Plan. The Administrator shall also have authority, in its sole discretion, to accelerate the date that any Award which was not otherwise exercisable or vested shall become exercisable or vested in whole or in part without any obligation to accelerate such date with respect to any other Award granted to any Participant. In addition, the Administrator shall have the authority and discretion to establish terms and conditions of Awards as the Administrator determines to be necessary or appropriate to conform to the applicable requirements or practices of jurisdictions outside of the United States.

(c) Notwithstanding the other provisions of Section 3 herein, and provided such delegation is permitted under applicable law, including the law of the state of incorporation, the Administrator may delegate to the chief executive officer or president of the Corporation the authority to grant Awards, and to make any or all of the determinations reserved for the Administrator in the Plan and summarized in Section 3(b) herein with respect to such Awards, to eligible individuals; provided, however, that, to the extent required by Section 16 of the Exchange Act or Section 162(m) of the Code, the individual to whom such grant is made, at the time of said grant or other determination, is not deemed to be an officer or director of the Corporation within the meaning of Section 16 of the Exchange Act and the Options granted are not intended to constitute performance-based compensation within the meaning of Section 162(m) of the Code. To the extent that the Administrator has delegated authority to grant Awards pursuant to this Section 3(c) to the chief executive officer or president, references to the Administrator shall include references to such person, subject, however, to the requirements of the Plan, Rule 16b-3 and other applicable law.

(d) The Administrator’s determinations under the Plan need not be uniform and may be made by it selectively among individuals who receive, or are eligible to receive, Awards under the Plan (whether or not such individuals are similarly situated). All determinations, interpretations and constructions made by the Administrator in good faith shall not be subject to review by any person and shall be final, binding and conclusive on all persons.

4.	Shares of Stock Subject to the Plan; Award Limitations

(a) The number of shares of Common Stock that may be issued pursuant to Awards shall be one million eight hundred thousand (1,800,000) shares (which number includes all shares available for delivery under this Section 4(a) since the establishment of the Plan in 2007). Such shares shall be authorized but unissued shares or treasury shares of the Corporation, or shares purchased on the open market or by private purchase.

(b) The Corporation hereby reserves sufficient authorized shares of Common Stock to meet the grant of Awards hereunder. Any shares subject to an Award which is subsequently forfeited, expires or is terminated may again be the subject of an Award granted under the Plan. To the extent that any shares of Common Stock subject to an Award are not delivered to a Participant (or his beneficiary) because the Award is forfeited, canceled, or settled in cash, such shares shall not be deemed to have been issued for purposes of determining the maximum number of shares of Common Stock available for issuance under the Plan. Notwithstanding the foregoing, shares of Common Stock subject to an Award may not again be available for issuance under this Plan if such shares are: (i) shares that were subject to an Option and were not issued upon the net exercise of such Option; (ii) existing shares used to pay the exercise price of an Option; (iii) shares delivered to or withheld by the Corporation to pay the withholding taxes related to an Award in accordance with Section 7; or (iv) shares repurchased on the open market with the proceeds of an Option exercise.

(c) If there is any change in the shares of Common Stock because of a merger, consolidation or reorganization involving the Corporation or a Related Corporation, or if the Board declares a stock dividend or stock split distributable in shares of Common Stock, or if there is a change in the capital stock structure of the Corporation or a Related Corporation affecting the Common Stock, the number of shares of Common Stock reserved for issuance under the Plan shall be correspondingly adjusted, the Administrator shall make such adjustments to Awards or to any provisions of this Plan as the Administrator deems equitable to prevent dilution or enlargement of Awards and in compliance with Section 409A of the Code.

(d)       Subject to the provisions of Section 4(c) herein relating to adjustments upon changes in the shares of Common Stock, the maximum number of shares that may be covered by Options granted to any one Participant during any one fiscal year shall be 250,000 shares.

(e)        Subject to the provisions of Section 4(c) herein relating to adjustments upon changes in the shares of Common Stock, the maximum number of shares that may be covered by Options granted to any one Participant who is a member of the Board but who is not an employee of the Corporation or a related Corporation during any one fiscal year shall be 25,000 shares.

(f)       Subject to the provisions of Section 4(c) herein relating to adjustments upon changes in the shares of Common Stock, the maximum number of shares that may be delivered to Participants with respect to Incentive Options under the Plan shall be 1,800,000 shares.

5.	Eligibility

An Award may be granted only to an individual who satisfies the following eligibility requirements on the date the Award is granted:

(a)       The individual is either (i) an employee of the Corporation or a Related Corporation, (ii) a director of the Corporation or a Related Corporation, or (iii) an independent contractor, consultant or advisor (collectively, “independent contractors”) providing bona fide services to the Corporation or a Related Corporation. For this purpose, an individual shall be considered to be an “employee” if there exists between the individual and the Corporation or a Related Corporation the legal and bona fide relationship of employer and employee, or if the individual otherwise is included in the definition of “employee” contained in the General Instructions to the Registration Statement on Form S-8 under the Securities Act of 1933, as amended.

(b)       With respect to the grant of Incentive Options, the individual is an employee of the Corporation or a Related Corporation (within the meaning of Section 1.421-1 of the Treasury Regulations) and does not own, immediately before the time that the Incentive Option is granted, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Corporation. Notwithstanding the foregoing, an individual who otherwise qualifies but owns more than ten percent (10%) of the total combined voting power of the Corporation (a “10% Owner”) may be granted an Incentive Option if the Option Price (as determined pursuant to Section 6(b) herein), is at least 110% of the Fair Market Value of the Common Stock (as defined in Section 6(b) herein), and the Option Period (as defined in Section 6(c) herein) does not exceed five years. For this purpose, an individual will be deemed to own stock which is attributable to him or her under Section 424(d) of the Code.

6.	Options

(a)       Grant of Options: Subject to the limitations of the Plan, the Administrator may in its sole and absolute discretion grant Options to such eligible individuals in such numbers, upon such terms and at such times as the Administrator shall determine. Both Incentive Options and Nonqualified Options may be granted under the Plan. Each Option grant shall be evidenced by an option agreement (an “Option Agreement”) specifying the type of Option being granted and all other terms and conditions as required by this Plan. To the extent necessary to comply with Section 422 of the Code, if an Option is designated as an Incentive Option but does not qualify as such under Section 422 of the Code, the Option (or portion thereof) shall be treated as a Nonqualified Option.

(b)       Option Price: The price per share at which an Option may be exercised (the “Option Price”) shall be established by the Administrator at the time the Option is granted and shall be set forth in the terms of the Option Agreement evidencing the grant of the Option; provided that the Option Price shall in no event be less than the Fair Market Value (as defined in Section 6(b)(ii)herein) per share of the Common Stock on the date the Option is granted (or, in the case of an Incentive Option granted to a 10% Owner, 110% of such Fair Market Value). In addition, the following rules shall apply:

      (i) An Incentive Option shall be considered to be granted on the date that the Administrator acts to grant the Option, or on any later date specified by the Administrator as the effective date of the Option. A Nonqualified Option shall be considered to be granted on the date the Administrator acts to grant the Option or any later date specified by the Administrator as the date of grant of the Option.

      (ii) For the purposes of the Plan, the “Fair Market Value” of the shares shall be determined in good faith by the Administrator in accordance with the following provisions: (A) if the shares of Common Stock are listed or admitted for trading on an established national securities exchange, the Fair Market Value shall be the closing sales price of the shares on the principal exchange on the date immediately preceding the date the Option is granted, or, if there is no transaction on such date, then on the trading date nearest preceding the date the Option is granted for which closing price information is available, or (B) if the shares of Common Stock are not listed or admitted to trading on an established securities market, then the Fair Market Value shall be determined by the Administrator by the reasonable application of any other reasonable valuation method which is consistently applied for all equity compensation arrangements of the Corporation and which is in compliance with applicable law, is compliant with Section 409A of the Code, and satisfies any applicable requirements for Incentive Options under Section 422 of the Code.

      (iii) To the extent that there first becomes exercisable by an employee in any one calendar year Incentive Options granted by the Corporation or any Related Corporation with respect to shares having an aggregate Fair Market Value (determined at the time an Incentive Option is granted) greater than $100,000, such excess Options shall be treated as Nonqualified Options.

(c)       Option Period and Limitations on the Right to Exercise Options

      (i) The term during which an Option may be exercised (the “Option Period”) shall be determined by the Administrator at the time the Option is granted. With respect to Incentive Options, such period shall not extend more than ten (10) years (or, in the case of a 10% Owner, five (5) years) from the date on which the Option is granted. Any Option or portion thereof not exercised before expiration of the Option Period shall terminate.

      (ii) An Option may be exercised by giving written notice to the Corporation at such place as the Corporation or its designee shall direct. Such notice shall specify the number of shares to be purchased pursuant to an Option and the aggregate Option Price to be paid therefor and shall be accompanied by the payment of such Option Price. Unless an individual Option Agreement provides otherwise, such payment shall be in the form of (A) cash; (B) delivery of written notice of exercise to the Corporation and delivery to a broker of written notice of exercise and irrevocable instructions to promptly deliver to the Corporation the amount of sale or loan proceeds to pay the Option Price; (C) if the Administrator, in its sole discretion, permits, (1) delivery of other shares of Common Stock of the Corporation that that have been held by the Participant for more than six (6) months (or such longer or shorter period of time required to avoid a charge to earnings for financial accounting purposes) or (2) a “net exercise” arrangement pursuant to which the Corporation will reduce the number of shares of Common Stock issued upon exercise by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate Option Price; provided, however, that the Corporation shall accept a cash or other payment from the Participant to the extent of any remaining balance of the aggregate Option Price not satisfied by such reduction in the number of whole shares to be issued; or (D) a combination of the foregoing methods.

      (iii) Unless an individual Option Agreement provides otherwise, no Option granted to a Participant shall be exercised unless, at the time of exercise, the Participant’s provision of services to the Corporation, whether as an employee, director or independent contractor, as described in Section 5(a), of the Corporation or a Related Corporation has not been interrupted or terminated (“Continuous Service”) since the date the Option was granted, subject to the following:

            (A) The Continuous Service of a Participant shall not be deemed to have terminated merely because of a change in the terms, conditions or capacity in which the Participant renders service to the Corporation or a Related Corporation as an employee, director or independent contractor or a change in the entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s Continuous Service. For example, a change in status from an employee of the Corporation to a consultant of a Related Corporation or a non-employee director will not constitute an interruption of Continuous Service.

            (B) The Continuous Service of a Participant shall be treated as continuing intact for any period that the Participant is on military or sick leave or other bona fide leave of absence, provided that the period of such leave does not exceed ninety days (or such other period as required by applicable law), or, if longer, as long as the Participant’s right to re-employment is guaranteed either by statute or by contract. The Continuous Service of a Participant shall also be treated as continuing intact while the Participant is not actively performing services as an employee, director or independent contractor because of Disability. The Administrator shall determine the date of a Participant’s termination of Continuous Service for any reason (the “Termination Date”).

            (C) Unless an individual Option Agreement provides otherwise, if the Continuous Service of a Participant is terminated because of the Participant’s death or Disability, or if the Participant dies after the termination of his Continuous Service because of Disability, the Option may be exercised only to the extent exercisable on the Participant’s Termination Date, except that, to the extent permitted under Section 3(b) of the Plan, the Administrator may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of twelve (12) months next succeeding the Termination Date; or (Y) the close of the Option Period. In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession or by such person designated to exercise the Option upon the Participant’s death pursuant to Section 6(d) of the Plan.

            (D) Unless an individual Option Agreement provides otherwise, if the Continuous Service of the Participant is terminated for any reason other than Disability or death or for Cause (as defined in Section 6(c)(iii)(E) herein), the Option may be exercised to the extent exercisable on such Termination Date, except that, to the extent permitted under Section 3(b) of the Plan, the Administrator may in its discretion accelerate the date for exercising all or any part of the Option which was not otherwise exercisable on the Termination Date. The Option must be exercised, if at all, prior to the first to occur of the following, whichever shall be applicable: (X) the close of the period of three (3) months next succeeding the Termination Date (or twelve (12) months next succeeding the Termination Date if the Participant was a non-employee director or independent contractor at the Termination Date); or (Y) the close of the Option Period. If the Participant dies following such Termination Date and prior to the earlier of the dates specified in (X) or (Y) of this subparagraph (D), the Option shall be exercisable for the period specified in subparagraph (C) immediately preceding (treating for this purpose the Participant’s date of termination of employment as the Termination Date). In the event of the Participant’s death, such Option shall be exercisable by such person or persons as shall have acquired the right to exercise the Option by will or by the laws of intestate succession or by such person designated to exercise the Option upon the Participant’s death pursuant to Section 6(d) of the Plan.

            (E) Unless an individual Option Agreement provides otherwise, if the employment of the Participant is terminated for Cause (as defined herein), the Option shall immediately lapse and no longer be exercisable as of such termination, as determined by the Administrator. For purposes of this subparagraph (E) and subparagraph (D), the Participant’s termination shall be for “Cause” if such termination results from the Participant’s: (W) termination, if any, for “cause” under the terms of the Participant’s employment agreement with the Corporation or a Related Corporation; or, if there is no written employment agreement between the Participant and the Corporation or one of its Related Corporations, termination shall be for “cause” if such termination results from: (X) dishonesty or conviction of a crime; (Y) failure to perform his duties to the satisfaction of the Corporation; or (Z) engaging in conduct that could be materially damaging to the Corporation without a reasonable good faith belief that such conduct was in the best interest of the Corporation. The determination of “Cause” shall be made by the Administrator and its determination shall be final and conclusive.

            (F) Notwithstanding the foregoing and subject to compliance with Section 409A of the Code, to the extent permitted under Section 3(b) of the Plan, the Administrator shall have authority, in its discretion, to extend the period during which an Option may be exercised or modify the other terms and conditions of exercise; provided that, in the event that any such extension or modification shall cause an Incentive Option to be designated as a Nonqualified Option, no such extension or modification shall be made without the prior written consent of the Participant.

            (G)       Notwithstanding the foregoing, in no event shall an Option granted to any Participant become exercisable or vested prior to the first anniversary of the date on which it is granted (subject to acceleration of exercisability and vesting, to the extent permitted by the Administrator, in the event of the Participant’s death, Disability, involuntary termination without Cause or in connection with a Change in Control, or as permitted or required pursuant to Section 14(c) herein).

      (iv) A Participant or his legal representative, legatees or distributees shall not be deemed to be the holder of any shares subject to an Option and shall not have any rights as a stockholder unless and until certificates for such shares are delivered to him or them under the Plan or such shares have been registered in book-entry form in the Participant’s name or otherwise credited to the Participant.

      (v) A certificate or certificates or a book-entry registration for shares of Common Stock acquired upon exercise of an Option shall be issued or made in the name of the Participant (or his or her beneficiary) and distributed to the Participant (or his or her beneficiary) as soon as practicable following receipt of notice of exercise and payment of the purchase price.

(d)       Nontransferability of Options: Incentive Options shall not be transferable other than by will or the laws of intestate succession. Nonqualified Options shall not be transferable other than by will or the laws of intestate succession, except as may be permitted by the Administrator in a manner consistent with the registration provisions of the Securities Act of 1933, as amended (the “Securities Act”). Except as may be permitted by the preceding sentence, an Option shall be exercisable during the Participant’s lifetime only by him or by his guardian or legal representative. Notwithstanding the foregoing, the Participant may, by delivering written notice to the Corporation, in a form satisfactory to the Corporation, designate a third party who, in the event of the death of the Participant, shall thereafter be entitled to exercise the Option. The designation of a beneficiary does not constitute a transfer.

(e)        No Repricing. Except for adjustments pursuant to Section 4(c) herein (relating to adjustments upon changes in the shares of Common Stock), or reductions of the Option Price approved by the Corporation’s stockholders, the Option Price for any outstanding Option may not be decreased after the date of grant nor may an outstanding Option granted under the Plan be surrendered to the Corporation as consideration for the grant of a replacement Option with a lower Option Price. Except as approved by the Corporation’s stockholders, in no event shall any Option granted under the Plan be surrendered to Corporation in consideration for a cash payment or the grant of any other award if, at the time of such surrender, the Option Price of the Option is greater than the then current Fair Market Value of a share of Common Stock. In addition, no repricing of an Option shall be permitted without the approval of Corporation’s stockholders if such approval is required under the rules of any stock exchange on which Common Stock is listed.

(f)       No Dividends. No dividend equivalents (current or deferred) with respect to any Option shall be granted under the Plan.

7.	Withholding

The Corporation shall withhold all required local, state and federal taxes from any amount payable in cash with respect to an Award. The Corporation shall require any recipient of an Award payable in shares of the Common Stock to pay to the Corporation in cash the amount of any tax or other amount required by any governmental authority, to be withheld and paid over by the Corporation to such authority for the account of such recipient. Notwithstanding the foregoing, the recipient may satisfy such obligation in whole or in part, and any other local, state or federal income tax obligations relating to such an Award, by electing (the “Election”) to have the Corporation withhold shares of Common Stock from the shares to which the recipient is entitled. The number of shares to be withheld shall have a Fair Market Value as of the date that the amount of tax to be withheld is determined (the “Tax Date”) as nearly equal as possible to (but not exceeding) the amount of such obligations being satisfied. Each Election must be made in writing to the Administrator in accordance with election procedures established by the Administrator.

8.	Performance-Based Compensation

To the extent that Section 162(m) of the Code is applicable, the Administrator shall determine the extent, if any, that Awards conferred under the Plan are intended to comply with the qualified performance-based compensation exception to employer compensation deductions set forth in Section 162(m) of the Code.

9.	Section 16(b) Compliance

It is the general intent of the Corporation that transactions under the Plan which are subject to Section 16 of the Exchange Act shall comply with Rule 16b-3 under the Exchange Act. Notwithstanding anything in the Plan to the contrary, the Administrator, in its sole and absolute discretion, may bifurcate the Plan so as to restrict, limit or condition the use of any provision of the Plan to Participants who are officers or directors subject to Section 16 of the Exchange Act without so restricting, limiting or conditioning the Plan with respect to other Participants.

10.	No Right or Obligation of Continued Employment

Nothing contained in the Plan shall confer upon a Participant any right to continue in the employment or service of the Corporation or a Related Corporation as an employee, director or independent contractor or to interfere in any way with the right of the Corporation or a Related Corporation to terminate the Participant’s employment or service at any time. Except as otherwise provided in the Plan, or a related agreement, Awards granted under the Plan to employees of the Corporation or a Related Corporation shall not be affected by any change in the duties or position of the Participant, as long as such individual remains an employee of the Corporation or a Related Corporation.

11.	Unfunded Plan; Not a Retirement Plan

(a) Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Corporation or any Related Corporation including, without limitation, any specific funds, assets or other property which the Corporation or any Related Corporation, in their discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the Common Stock or amounts, if any, payable under the Plan, unsecured by any assets of the Corporation or any Related Corporation. Nothing contained in the Plan shall constitute a guarantee that the assets of such corporations shall be sufficient to pay any benefits to any person.

(b) In no event shall any amounts accrued, distributable or payable under the Plan be treated as compensation for the purpose of determining the amount of contributions or benefits to which any person shall be entitled under any retirement plan sponsored by the Corporation or a Related Corporation that is intended to be a qualified plan within the meaning of Section 401(a) of the Code.

12.	Amendment and Termination of the Plan

Except as may be otherwise provided in the Plan, the Plan and any Award granted pursuant to the Plan, may be amended or terminated at any time by the Board; provided, that (i) amendment or termination of an Award shall not, without the consent of the applicable Participant, adversely affect the rights of the Participant with respect to an outstanding Award; and (ii) approval of an amendment to the Plan by the stockholders of the Corporation shall only be required in the event such stockholder approval of any such amendment is required for purposes of complying with Section 422 of the Code or by other applicable law, rule or regulation.

13.	Restrictions on Shares

The Administrator may impose such restrictions on any shares representing Awards hereunder as it may deem advisable, including without limitation restrictions under the Securities Act, under the requirements of any stock exchange or similar organization and under any blue sky or state securities laws applicable to such shares. The Corporation may cause a restrictive legend to be placed on any certificate issued pursuant to an Award hereunder in such form as may be prescribed from time to time by applicable laws and regulations or as may be advised by legal counsel. As a condition to the issuance and delivery of Common Stock hereunder, or the grant of any benefit pursuant to the terms of the Plan, the Corporation may require a Participant or other person to become a party to a stockholders’ agreement, buy-sell agreement, redemption agreement, repurchase agreement, restriction agreement or similar agreement between the Corporation and stockholders of the Corporation or among stockholders of the Corporation restricting the transfer of the Common Stock.

14.	Applicable Law

(a)       The Plan shall be governed by and construed in accordance with the laws of the State of Texas, without regard to the conflict of laws provisions of any state. The Plan and all Awards granted hereunder shall comply at all times with all laws and regulations of any governmental authority which may be applicable thereto. To the extent that an Award granted hereunder is designated as an Incentive Option, it shall comply with Section 422 of the Code, and all provisions of the Plan and any Option Agreement for such Option shall be construed in such manner as to effectuate that intent. Any provision of the Plan or any Option Agreement notwithstanding, the Participant shall not be entitled to receive the benefits of Awards and the Corporation shall not be obligated to pay any benefits to a Participant if such exercise, delivery, receipt or payment of benefits would constitute a violation by such individual or the Corporation of any provision of any such law or regulation.

(b)       Any reference herein to “compliance with Section 409A of the Code” or words of similar import shall be interpreted to mean application of the terms of the Plan or any Award, or administration of the Plan or any Award, as the case may be, in such a manner that no additional tax is imposed on a Participant pursuant to Section 409A(a)(1)(B) of the Code; provided, however, that nothing in this provision shall permit any Incentive Option to exceed the $100,000 annual limitation set forth in Treasury Regulation Section 1.422-4(a)(2) and in Section 6(b)(iii) of the Plan or any recharacterization of an Option resulting therefrom. If additional guidance is issued under or modifications are made to Section 409A of the Code or any other law affecting the Awards issued hereunder, the Administrator shall take such actions (including amending the Plan or any Option Agreement without the necessity of obtaining any Participant’s consent as otherwise required by the Plan) as it deems necessary, in its sole discretion, to ensure continued compliance with such law.

15.	Stockholder Approval

The Plan is subject to approval by the stockholders of the Corporation, which approval must occur, if at all, within twelve months of the Effective Date of the Plan. Awards granted prior to such stockholder approval shall be conditioned upon and shall be effective only upon approval of the Plan by such stockholders on or before such date.

16.	Change in Control

(a)       Notwithstanding any other provision of the Plan to the contrary, if a Double Trigger Event (as defined in Section 16(c) herein) occurs in connection with a Change in Control (as defined in Section 16(b) herein) of the Corporation, unless specifically modified by an individual’s Option Agreement or employment agreement between the Participant and the Corporation or a Related Corporation (in which case the terms of such Option Agreement or employment agreement shall supersede this Section 16), all Options outstanding as of the date of such Double Trigger Event held by the affected Participant shall become fully exercisable, whether or not then otherwise exercisable. In addition, in the event of a Change in Control of the Corporation, the Corporation or the surviving entity or successor to the Corporation following such transaction, as the case may be, may elect to (i) to continue the outstanding Options subject to the terms of the individual Option Agreements and this Plan and subject to such adjustments, if any, by the Administrator as permitted by Section 4(c) of the Plan; or (ii) to terminate the outstanding Options in exchange for a cash payment or distribution to the Participant as determined in the following sentence. In the event that the Corporation or its successor chooses to terminate the Options upon a Change in Control, each unvested Option shall vest automatically immediately prior to termination of the Options, and the Participant shall be entitled to a payment or distribution equal to the excess of the Fair Market Value of one share of Common Stock as of the date of the Change in Control over the Option Price, multiplied by the number of shares covered by the Option; provided that if Option Price exceeds the Fair Market Value of the Common Stock as of the date of the Change in Control, such Option shall be cancelled and forfeited and no payment or distribution shall be made for such Option.

(b)       For purposes of this Section 16, “Change in Control” of the Corporation shall mean:

      (i) Change in Ownership. The acquisition by an individual, entity or group (within the meaning of Code Section 409A) (a “Person”) of ownership of stock of the Corporation that, together with stock held by such Person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Corporation. However, if any Person is considered to own more than 50% of the total fair market value of total voting power of the stock of the Corporation, the acquisition of additional stock by the same Person is not considered to cause a change in ownership of the Corporation (or to cause a change in the effective control of the Corporation). An increase in the percentage of stock owned by any one Person as a result of a transaction in which the Corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this paragraph. This paragraph applies only when there is a transfer of stock of the Corporation (or issuance of stock of the Corporation) and stock in the Corporation remains outstanding after the transaction; or

      (ii) Change in Effective Control. (A) the acquisition by any Person during the 12-month period ending on the date of the most recent acquisition by such Person, of ownership of stock of the Corporation possessing 35% or more of the total voting power of the stock of the Corporation; or (B) the replacement of a majority of members of the Corporation’s Board of Directors during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Corporation’s Board of Directors prior to the date of the appointment or election.

            A change in effective control also may occur in any transaction in which either of the two corporations involved in the transaction has a “Change in Ownership” under paragraph (i) or “Change in Ownership of a Substantial Portion of the Company’s Assets” under paragraph (iii). If any one Person is considered to effectively control the Corporation, the acquisition of additional control of the Corporation by the same Person is not considered to cause a change in the effective control of the Corporation (or to cause a “Change in Ownership” of the Corporation within the meaning of paragraph (i) above); or

      (iii) Change in Ownership of a Substantial Portion of Assets. The acquisition by any Person during the 12-month period ending on the date of the most recent acquisition by such Person, of assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Corporation immediately prior to such acquisition(s). For this purpose, gross fair market value means the value of the assets of the Corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. No change in control shall be deemed to have occurred in the event of a transfer to a related person or as described in Code Section 409A.

The definition of Change in Control in this Section 16(b), and all other terms and provisions of this Section 16, shall be interpreted at all times in such a manner as to comply with Code Section 409A, meaning that no additional income tax is imposed on the Participant pursuant to Code Section 409A(1)(a).

(c)       For purposes of this Section 16, a “Double Trigger Event” shall be deemed to occur with respect to an Option if, within the period beginning six (6) months prior to a Change in Control and ending two (2) years following such Change in Control, (i) the Participant’s employment is involuntarily terminated by the Corporation (or the surviving or acquiring corporation, as the case may be), other than for Cause, or (ii) the Participant terminates his or her employment for Good Reason (as defined in Section 16(d) herein). If the termination of the Participant’s employment, as contemplated by this paragraph (c), occurs prior to the Change in Control, then the Participant shall be treated for purposes of this Section 16 as being employed on the date the Change in Control becomes effective. For purposes of this Section 16, the date of the Double Trigger Event shall be the later of the effective date of the Change in Control and the date of the Participant’s termination of employment as contemplated in this paragraph (c).

(d)       For purposes of this Section 16, “Good Reason” shall mean:

(i)        If the Participant is a party to an employment or service agreement with the Corporation or a Related Corporation and such agreement provides for a definition of Good Reason, the definition contained therein;

(ii)       If the Participant is subject to any other benefit plan of the Corporation that supersedes and replaces, in whole or in part, any provisions of this Plan, and such other benefit plan provides for a definition of Good Reason, the definition contained therein; or

(iii)      If no such agreement exists or other benefit plan is applicable, a Participant’s resignation from the Corporation within thirty (30) days following the occurrence of any of the following events with respect to such Participant:

(A)       Without the Participant’s express written consent, the significant reduction of the Participant’s duties, authority, responsibilities, or reporting relationships relative to the Participant’s duties, authority, responsibilities, or reporting relationships as in effect immediately prior to such reduction, or the assignment to the Participant of such reduced duties, authority, responsibilities, or reporting relationships, which reduction or assigned reduction remains in effect five (5) business days after written notice by the Participant to the Chief Executive Officer or the Chief Financial Officer of the Corporation (or the surviving or acquiring corporation, as the case may be) of such conditions; provided, however, that the mere occurrence of a Change in Control shall not, in and of itself, constitute a material adverse change in the Participant’s duties, authority, responsibilities or reporting relationships.

(B)       A material reduction by Corporation (or the surviving or acquiring corporation, as the case may be) in the base salary, bonus structure or benefits of the Participant as in effect immediately prior to such reduction, with the result that the Participant’s overall benefits package is significantly reduced; or

(C)       The relocation of the Participant’s principal work location to a facility or a location more than fifty (50) miles from the Participant’s then present principal work location, without the Participant’s express written consent.

This will certify that the Plan was adopted by vote of the Board and stockholders of the Corporation effective as of June 10, 2015 and August 5, 2015, respectively.

/s/ Jeffrey A. Williams

_____________________________________________

Name: Jeffrey A. Williams

Title: Chief Financial Officer

Date: June 10, 2015

Amendment to Amended and Restated Stock Option Plan

AMENDMENT TO AMERICA’S CAR-MART, INC.

Amended and Restated Stock Option Plan

Adopted May 23, 2018

America’s Car-Mart, Inc., a Texas corporation (the “Company”), hereby amends (the “Amendment”) the America’s Car-Mart, Inc. Amended and Restated Stock Option Plan (the “Plan”), as set forth herein.

1.       Background Information. The Company originally established the Plan effective as of August 27, 2007 and subsequently amended and restated the Plan effective as of August 5, 2015. Section 12 of the Plan provides that the board of directors of the Company may at any time amend the Plan, provided that such amendment is approved by the stockholders of the Corporation if required by applicable law, rule or regulation. The listing rules of the NASDAQ Stock Market require the Company to obtain stockholder approval of any amendment to an equity compensation of the Company that materially increases the number of shares to be issued under such plan. The Company wishes to amend the Plan as set forth in this Amendment to increase the number of authorized shares that may be issued under the Plan. The Company will submit this Amendment for approval by the requisite vote of stockholders of the Company entitled to vote thereon at the 2018 annual meeting of stockholders to be held on August 29, 2018.

2.       Amendment to Section 4 – Shares of Stock Subject to the Plan; Award Limitation. Paragraph (a) of Section 4 of the Plan is hereby amended in its entirety to read as follows:

“(a) The number of shares of Common Stock that may be issued pursuant to Awards shall be two million (2,000,000) shares (which number includes all shares available for delivery under this Section 4(a) since the establishment of the plan in 2007). Such shares shall be authorized but unissued shares or treasury shares of the Corporation, or shares purchased on the open market or by private purchase.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed on this 23rd day of May, 2018.

            America’s Car-Mart, Inc.

                  By: /s/ Vickie D. Judy

                   Vickie D. Judy

                    Chief Financial Officer and Secretary

                   (Principal Financial and Accounting Officer)

Amendment to Amended and Restated Stock Option Plan

AMENDMENT TO AMERICA’S CAR-MART, INC.

Amended and Restated Stock Option Plan

Adopted July 6, 2020

America’s Car-Mart, Inc., a Texas corporation (the “Company”), hereby amends (the “Amendment”) the America’s Car-Mart, Inc. Amended and Restated Stock Option Plan (the “Plan”), as set forth herein.

1.       Background Information. The Company originally established the Plan effective as of August 27, 2007 and subsequently amended and restated the Plan effective as of August 5, 2015. Section 12 of the Plan provides that the board of directors of the Company may at any time amend the Plan, provided that such amendment is approved by the stockholders of the Corporation if required by applicable law, rule or regulation. The listing rules of the NASDAQ Stock Market require the Company to obtain stockholder approval of any amendment to an equity compensation of the Company that materially increases the number of shares to be issued under such plan. The Company wishes to amend the Plan as set forth in this Amendment to increase the number of authorized shares that may be issued under the Plan. The Company will submit this Amendment for approval by the requisite vote of stockholders of the Company entitled to vote thereon at the 2020 annual meeting of stockholders to be held on August 26, 2020.

2.       Amendment to Section 4 – Shares of Stock Subject to the Plan; Award Limitation. Paragraph (a) of Section 4 of the Plan is hereby amended in its entirety to read as follows:

“(a) The number of shares of Common Stock that may be issued pursuant to Awards shall be two million two hundred thousand (2,200,000) shares (which number includes all shares available for delivery under this Section 4(a) since the establishment of the plan in 2007). Such shares shall be authorized but unissued shares or treasury shares of the Corporation, or shares purchased on the open market or by private purchase.

IN WITNESS WHEREOF, the Company has caused this Amendment to be duly executed on this 6th day of July, 2020.

            America’s Car-Mart, Inc.

                  By: /s/ Vickie D. Judy

                   Vickie D. Judy

                    Chief Financial Officer

                   (Principal Financial and Accounting Officer)

America’s Car-Mart, Inc.

1805 North 2nd Street, Suite 401

Rogers, AR 72756

Important Notice Regarding the Availability of Proxy Materials for the

2020 Annual Meeting of Stockholders to be Held August 26, 2020

Notice of Internet Availability of Proxy Materials

Your name, Account Number and Control Number appear in the upper-left-hand-corner of this Notice for online voting purposes. To vote your shares, please follow the instructions listed below.

The America’s Car-Mart, Inc. 2020 Annual Meeting will be held on August 26, 2020, at 10:00 a.m. local time, at America’s Car-Mart, Inc. principal executive office, 1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756.

A description of the matters to be voted on and the recommendations of the Board of Directors of America’s Car-Mart, Inc. regarding these matters, appear on the reverse side of this Notice. Instructions for voting your shares appear below.

This is not a ballot. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting.

The 2020 Annual Report, the Proxy Statement, and proxy card of America’s Car-Mart, Inc. are available at www.onlineproxyvote.com/CRMT.

If you want to receive a paper or e-mail copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before August 12, 2020 to facilitate timely delivery.

How to vote online:

Step 1:     Go to www.proxyvote.com at any time 24 hours a day.

Step 2:     Login using the Control number located in the top left-hand corner of the Notice of Internet Availability of Proxy Materials that you received in the mail to access the Proxy Materials.

Step 3:     Access the proxy voting link within that website to vote your proxy.

How to receive a copy of the proxy materials by mail for this meeting or for future shareholder meetings:

Telephone: Call Broadridge at 1-800-579-1639

E-Mail: Send an e-mail to: sendmaterial@proxyvote.com with the control number in the subject line and in the body of the message include your full name, address, and request.

How to attend the meeting and vote in person:

America’s Car-Mart, Inc.’s 2020 Annual Meeting will be held at on August 26, 2020, at 10:00 a.m. local time, at the America’s Car-Mart, Inc. principal executive office, 1805 North 2nd Street, Suite 401, Rogers, Arkansas 72756.

If you plan to attend the Annual Meeting, we would appreciate it if you would notify our Investor Relations Manager by telephone at (479) 464-9944 or by e-mail at zachary.jennings@car-mart.com.  This will assist us with meeting preparations.  You also can obtain directions to the meeting by calling this number. Please bring this notice with you for admission to the meeting.

Proposals to be voted on at America’s Car-Mart, Inc.’s 2020 Annual Meeting are listed on the reverse side along with the recommendations of the Board of Directors of America’s Car-Mart, Inc.

1

Voting Items:

The Board of Directors of America’s Car-Mart, Inc. recommends that you vote FOR ALL NOMINEES listed in Proposal 1.

Proposal 1	To elect six directors for a term of one year and until their successors are elected and qualified:

Ann G. Bordelon	William H. Henderson
Ray C. Dillon	Joshua G. Welch
Daniel J. Englander	Jeffrey A. Williams

The Board of Directors of America’s Car-Mart, Inc. recommends that you vote FOR Proposals 2, 3 and 4:

Proposal 2	To approve an advisory resolution regarding the Company’s compensation of its named executive officers;

Proposal 3	To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2021;

Proposal 4	To approve an amendment to the Company’s Amended and Restated Stock Option Plan, increasing the number of shares authorized for issuance under the plan by 200,000.

Proposal 5	To conduct such other business as may properly come before the meeting or any adjournments or postponements thereof.

2

This proxy is solicited on behalf of the Board of Directors

of AMERICA’S CAR-MART, INC.

The undersigned stockholder(s) of America’s Car-Mart, Inc., a Texas corporation, hereby appoints Jeffrey A. Williams and Vickie D. Judy, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the annual meeting of the stockholders of America’s Car-Mart, Inc. to be held on August 26, 2020 at 10:00 a.m. local time at the Company’s principal executive office, 1805 North 2nd Street, Rogers, AR 72756, to vote the shares of common stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

(1)	To elect six directors for a term of one year and until their successors are elected and qualified:

Ann G. Bordelon

☐	FOR ☐ AGAINST ☐ ABSTAIN

Ray C. Dillon

☐	FOR ☐ AGAINST ☐ ABSTAIN

Daniel J. Englander

☐	FOR ☐ AGAINST ☐ ABSTAIN

William H. Henderson

☐	FOR ☐ AGAINST ☐ ABSTAIN

Joshua G. Welch

☐	FOR ☐ AGAINST ☐ ABSTAIN

Jeffrey A. Williams

☐	FOR ☐ AGAINST ☐ ABSTAIN

(2)	To approve an advisory resolution regarding the Company’s compensation of its named executive officers.
☐	FOR ☐ AGAINST ☐ ABSTAIN

(3)	To ratify the selection of Grant Thornton LLP as the independent registered public accounting firm for the fiscal year ending April 30, 2021.
☐	FOR ☐ AGAINST ☐ ABSTAIN

(4)	To approve an amendment to the Company’s Amended and Restated Stock Option Plan, increasing the number of shares authorized for issuance under the plan by 200,000.
☐	FOR ☐ AGAINST ☐ ABSTAIN

(5)	To conduct such other business as may properly come before the meeting or any adjournments or postponements thereof.

How to vote online:

Instead of mailing your proxy, you may choose to vote your shares online by following the instructions outlined below. Proxies submitted by the Internet must be received by 8:30 a.m. Central Time on August 26, 2020.

Step 1:    Go to www.proxyvote.com at any time 24 hours a day.

Step 2:    Login using the Control number located in the top left-hand corner of the Notice of Internet Availability of Proxy Materials that you received in the mail to access the Proxy Materials.

Step 3:    Access the proxy voting link within that website to vote your proxy.

How to vote on this paper form:

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. This proxy, when properly executed, will be voted in accordance with directions given by the undersigned stockholder. If no direction is made, it will be voted FOR each of the director nominees, FOR Proposals 2, 3 and 4, and as the proxies deem advisable on such other matters as may come before the meeting.

Date: _________________________________
Signature: ______________________________
Signature: ______________________________

(This proxy should be marked, dated and signed by the stockholder(s) exactly as his or her name appears hereon and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

1